Exhibit 99.1

PALADIN LABS INC.

AUDITED ANNUAL CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013

REPORT OF INDEPENDENT AUDITORS

To the Shareholder and Directors of

Paladin Labs Inc.

We have audited the accompanying consolidated financial statements of Paladin Labs Inc., which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, cash flows and changes in equity for the years then ended, and the related notes to the consolidated financial statements.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Paladin Labs Inc. at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Ernst & Young LLP1

Montreal, Canada

March 26, 2014

[1]	CPA auditor, CA, public accountancy permit no. A120254

CONSOLIDATED BALANCE SHEETS

(In thousands of Canadian dollars) As at December 31,	Notes	2013	2012
ASSETS
Current
Cash and cash equivalents	6	105,641	118,744
Marketable securities	7	151,422	146,258
Trade and other receivables	8	42,240	38,587
Inventories	9	48,052	37,441
Other financial assets	15	34,063	—
Income tax receivable		398	5,479
Other current assets	11	1,257	1,661

Total current assets		383,073	348,170

Investment in associates	12	1,020	626
Interest in a joint venture	13	25,733	30,476
Loans receivable from a joint venture	14	10,935	11,661
Other financial assets	15	13,091	4,561
Investment tax credits recoverable	26	21,249	24,840
Deferred income tax assets	10	15,095	25,402
Property, plant and equipment	16	7,943	9,754
Intangible assets	17	107,948	112,851
Goodwill	18	31,654	36,176

Total assets		617,741	604,517

LIABILITIES AND EQUITY
Current
Bank overdraft	6	7,573	7,044
Payables, accruals and provisions	19	67,498	50,165
Current portion of finance lease liability	21	724	796
Deferred revenue		2,029	2,734
Income tax payable		25,480	24,140
Other balances payable		125	2,000
Current portion of long-term liabilities	22	5,175	5,804

Total current liabilities		108,604	92,683

Finance lease liability	21	5,868	6,843
Deferred revenue		1,407	1,734
Deferred tax liability	10	19,477	24,415
Other balances payable		2,688	—
Long-term liabilities	22	21,013	28,327

Total liabilities		159,057	154,002

Equity
Share capital	23	181,876	172,282
Other paid-in capital		6,864	7,039
Other capital reserves		(12,911)	(4,076)
Retained earnings		243,627	208,461

Attributable to shareholders of the Company		419,456	383,706
Non-controlling interests		39,228	66,809

Total equity		458,684	450,515

Total liabilities and equity		617,741	604,517

Commitments (Note 32)

Subsequent events (Note 35)

See accompanying notes

CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31 (In thousands of Canadian dollars except for share and per share amounts)	Notes	2013	2012

Revenues	20, 24, 30	276,848	210,200
Cost of sales	9, 20	111,538	76,810

Gross income		165,310	133,390

Expenses (income)
Selling, general and administrative	20, 25	64,035	49,013
Research and development	10, 20, 25, 26	8,623	7,794
Interest income	27	(8,739)	(5,460)

Earnings before under-noted items		101,391	82,043

Amortization of intangible assets	17	20,372	16,132
Depreciation of property, plant and equipment	16	1,294	703
Other finance expense	27	1,483	1,164
Other income	28	(899)	(3,035)
Foreign exchange (gain) loss		(50)	1,211
Interest expense	27	3,647	2,181
Share of net loss from a joint venture	13	687	725
Share of net income from associates	12	(94)	(999)

Income before income tax and under-noted items		74,951	63,961

Endo Arrangement transaction costs	5	4,991	—
Gain on revaluation of equity investment	5	—	(12,294)

Income before income tax		69,960	76,255
Provision for income taxes	10	18,080	17,900

Net income for the year		51,880	58,355

Attributable to:
Shareholders of the Company		51,872	59,906
Non-controlling interests		8	(1,551)

Attributable to shareholders of the Company

Basic earnings per share	29	2.52	2.94
Diluted earnings per share	29	2.44	2.86

Weighted average number of shares outstanding

Basic	29	20,596,769	20,347,805
Diluted	29	21,298,097	20,946,178

See accompanying notes

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Years ended December 31 (In thousands of Canadian dollars)	2013	2012

Net income for the year	51,880	58,355

Other comprehensive loss:
Exchange differences on translation of foreign operations (net of $nil taxes)	(17,562)	(8,068)
Change in fair value of available-for-sale financial instruments (net of $nil taxes)	19	(975)
Reclassification adjustment for losses on available-for-sale financial instruments included in net income in the year (net of $nil taxes)	341	51

Other comprehensive loss for the year	(17,202)	(8,992)

Total comprehensive income for the year	34,678	49,363

Attributable to:
Shareholders of the Company	43,037	55,277
Non-controlling interests	(8,359)	(5,914)

See accompanying notes

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31 (In thousands of Canadian dollars)	Notes	2013	2012

Operating activities
Net income for the year		51,880	58,355
Adjustments reconciling net income to operating cash flows
Amortization of intangible assets	17	20,372	16,132
Deferred tax	10	8,938	15,845
Share-based compensation expense	23	3,169	3,216
Other finance expense	27	1,483	1,164
Unrealized foreign exchange (gain) loss		(3,319)	1,143
Gain on revaluation of equity investment	5	—	(12,294)
Other income	28	(899)	(2,838)
Depreciation of property, plant and equipment	16	1,492	726
Share of net income from associates	12	(94)	(999)
Share of net loss from a joint venture	13	687	725

		83,709	81,175

Net change in non-cash balances relating to operations	33	7,002	(11,572)

Cash inflow from operating activities		90,711	69,603

Investing activities
Disposals and maturities of marketable securities		158,308	187,575
Proceeds from disposal of financial assets	15	743	6,620
Proceeds from disposal of intangible assets	17	522	1,466
Proceeds from disposal of property, plant and equipment	16	800	220
Dividends from an associate	12	—	3,319
Purchases of marketable securities		(163,583)	(167,615)
Purchases of financial assets	15	(43,440)	(4,000)
Acquisition of subsidiaries, net of cash acquired	5	(37,669)	(42,358)
Additions to intangible assets	17	(24,254)	(1,111)
Purchases of property, plant and equipment	16	(1,029)	(1,453)
Investment in an associate	12	(321)	—
Payment of other balances payable		—	(995)

Net cash outflow from investing activities		(109,923)	(18,332)

Financing activities
Common shares issued for cash, net of issue costs of $nil (2012: $nil)	23	7,115	1,478
Litha shares issued for cash		2,013	—
Increase in bank overdraft	6	1,327	1,353
Repurchase of shares	23	—	(2,278)
Settlement of finance lease liability	21	—	(3,366)
Repayment of long-term liabilities	22	(4,267)	(1,766)
Payment of obligation under finance lease	21	—	(500)

Net cash inflow (outflow) from financing activities		6,188	(5,079)

Foreign exchange (loss) gain on cash and cash equivalents		(79)	437
(Decrease) increase in cash and cash equivalents during the year		(13,103)	46,629
Cash and cash equivalents, beginning of year		118,744	72,115

Cash, cash equivalents, end of year		105,641	118,744

Supplemental cash flow information
Interest received		5,834	5,024
Interest paid		2,546	1,198
Income taxes paid		1	3,317

Amounts received (paid) for interest and income taxes were reflected as operating cash flows in the consolidated statements of cash flows.

See accompanying notes

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

		Equity attributable to shareholders of the Company
(In thousands of Canadian dollars)	Note	Share capital	Other paid-in capital	Other capital reserves (deficit)	Retained earnings	Foreign currency translation reserve	Total	Non-controlling interests	Total equity
Balance as at January 1, 2012		166,681	5,144	553	150,348	—	322,726	—	322,726
Net income for the year					59,906		59,906	(1,551)	58,355
Other comprehensive loss for the year				(924)		(3,705)	(4,629)	(4,363)	(8,992)
Shares issued	23	5,541					5,541		5,541
Shares repurchased	23	(485)			(1,793)		(2,278)		(2,278)
Share-based incentive plans	23		2,440				2,440	776	3,216
Transfers upon exercise of share options		545	(545)				—		—
Non-controlling interest arising on a business combination	5						—	71,947	71,947

Balance as at December 31, 2012		172,282	7,039	(371)	208,461	(3,705)	383,706	66,809	450,515

Balance as at January 1, 2013		172,282	7,039	(371)	208,461	(3,705)	383,706	66,809	450,515
Net income for the year					51,872		51,872	8	51,880
Other comprehensive loss for the year				360		(9,195)	(8,835)	(8,367)	(17,202)
Shares issued	23	7,214					7,214		7,214
Share-based incentive plans	23		2,205				2,205	964	3,169
Transfers upon exercise of share options		2,380	(2,380)				—		—
Non-controlling interest arising on a business combination	5						—	785	785
Acquisition of non-controlling interests	5				(16,706)		(16,706)	(20,971)	(37,677)

Balance as at December 31, 2013		181,876	6,864	(11)	243,627	(12,900)	419,456	39,228	458,684

See accompanying notes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

(In thousands of Canadian dollars except for share and per share amounts)

(All other currencies are in thousands)

1. PRESENTATION OF FINANCIAL STATEMENTS

DESCRIPTION OF THE BUSINESS

Paladin Labs Inc., together with its subsidiaries, hereinafter referred to as “the Company”, is an international specialty pharmaceutical public listed company continued under the Canada Business Corporations Act, focused on researching, developing, acquiring, in-licensing, marketing and distributing innovative pharmaceutical products, medical devices and vaccines.

BASIS OF PREPARATION AND STATEMENT OF COMPLIANCE

These consolidated financial statements include the accounts of the Company and all its subsidiaries, including the accounts of Litha Healthcare Group Limited (“Litha”) as of July 2, 2012 and Ativa Pharma S.A. subsequently renamed Laboratorios Paladin SA De CV (“Paladin Mexico”) as of January 1, 2013, the effective dates of acquisition (described in more detail in Note 5). These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) on a historical cost basis, except for items that are required to be accounted for at fair value and in accordance IAS 1, Presentation of Financial Statements. These consolidated financial statements have been prepared in accordance with those IFRS standards and International Financial Reporting Interpretation Committee (“IFRIC”) interpretations issued and effective or issued and early adopted as at the time of preparing these statements. The policies set out below have been consistently applied to all the periods presented.

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the end of the reporting period. However, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the asset or liability affected in future periods. In the process of applying the Company’s accounting policies, management has made judgments and estimates of which those determined to have the most significant effect on the amounts recognized in the consolidated financial statements are disclosed in Note 3.

These consolidated financial statements were authorised for issue by the Company’s Board of Directors on March 26, 2014.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

The consolidated financial statements of the Company include the accounts of Paladin Labs Inc. and all its subsidiaries (see Note 20). Subsidiaries are fully consolidated from the date of acquisition, being the date on which the Company obtains control, and continue to be consolidated until the date that such control ceases.

Transactions and balances between subsidiaries are eliminated and no income is recognized on sales between subsidiaries until the products are sold to customers outside the Company. The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies.

Changes in the Company’s ownership interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions with no effect on net income or on other comprehensive income.

As at December 31, 2013, the Company owned a 67.30% interest in Litha. Effective July 2, 2012 and as at December 31, 2012, the Company owned a 44.54% interest in Litha and through certain shareholder agreements representing 13.42% of Litha’s outstanding common shares the Company had control over more than half of the voting rights of Litha and, therefore, consolidated Litha.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

BUSINESS COMBINATIONS AND GOODWILL

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred measured at acquisition date fair value and the amount of any non-controlling interest in the acquiree. For each business combination, the Company elects whether to measure the non-controlling interest in the acquiree at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred and included in administrative expenses.

When the Company acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. This includes the separation of embedded derivatives in host contracts by the acquiree.

If the business combination is achieved in stages, the previously held equity interest is re-measured at its acquisition date fair value and any resulting gain or loss is recognized in profit or loss.

Goodwill (the excess of the aggregate of the consideration transferred and the amount recognized for non-controlling interest over the net identifiable assets acquired and liabilities assumed) is initially measured at cost. If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the gain is recognized in profit or loss.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is allocated to each of the Company’s cash-generating units or group of cash-generating units that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units.

Where goodwill has been allocated to a cash-generating unit (“CGU”) and part of the operation within that unit is disposed, the goodwill associated with the disposed operation is included in the carrying amount of the operation when determining the gain or loss on disposal. Goodwill disposed in such circumstances is measured based on the relative values of the disposed operation and the portion of the CGU retained.

FOREIGN CURRENCY TRANSLATION

(a) Functional and presentation currency

Items included in the financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The consolidated financial statements of the Company are presented in Canadian dollars (“CAD”), which is the parent Company’s functional and presentation currency.

(b) Transactions and balances

Foreign currency transactions are initially recorded by the Company’s entities at their respective functional currency using the exchange rates prevailing at the date of the transaction. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are translated at the period-end rates of exchange. Non-monetary assets and liabilities are translated at the historical exchange rates. Exchange gains and losses arising from the translation of foreign currency items, except those related to available-for-sale securities which are reflected in other comprehensive income, are recognized in the consolidated statement of income.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined. The gain or loss arising on retranslation of non-monetary items is treated in line with the recognition of gain or loss on change in fair value of the item (i.e., translation differences on items whose fair value gain or loss is recognised in other comprehensive income or net income are also recognized in other comprehensive income or net income, respectively).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition are treated as assets and liabilities of the foreign operation and translated at the spot rate of exchange at the reporting date.

(c) Company’s subsidiaries

On consolidation the assets and liabilities of foreign operations are translated into CAD at the rate of exchange prevailing at the reporting date and their statements of income are translated at exchange rates prevailing at the dates of the transactions. The exchange differences arising on translation for consolidation are recognised in other comprehensive income. On disposal of a foreign operation, the component of other comprehensive income relating to that particular foreign operation is recognized in the consolidated statement of income.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents comprise current balances with banks and similar institutions and highly liquid investments with original maturities of three months or less. They are readily convertible into known amounts of cash and have an insignificant risk of changes in value.

MARKETABLE SECURITIES

Marketable securities consist of debt securities which are principally traded in liquid markets. Marketable securities that are classified as “available-for-sale” are initially measured at fair value with any resulting subsequent changes in the fair value being charged or credited to other comprehensive income and when ultimately sold to net income. Fair values for marketable securities are obtained using quoted active market prices for such securities.

TRADE RECEIVABLES

Trade receivables are carried at original invoice amount less any provisions for product returns, credits and doubtful accounts. Provisions for returns are made where the returns or exchange of products are allowed under the Company’s policy. Provisions for doubtful accounts are made where there is evidence of a risk of non-payment, taking into account ageing, previous experience and general economic conditions. When a trade receivable is determined to be uncollectable it is written off, firstly against any provision available and then to the consolidated statement of income. Subsequent recoveries of amounts previously provided for are credited to the consolidated statement of income. Long-term receivables are discounted to current values using appropriate rates of interest.

INVENTORIES

Inventory is valued at the lower of cost, determined on a first-in, first-out basis, and net realizable value. The cost of finished goods and work-in-progress includes direct costs and an allocation of overhead. Net realizable value is the estimated selling price in the ordinary course of business less estimated costs of completion and applicable selling expenses.

INVESTMENTS IN ASSOCIATES AND INTEREST IN A JOINT VENTURE

The Company accounts for investments in associates and its interest in a joint venture using the equity method. An associate is an entity in which the Company has significant influence. The Company has an interest in a joint venture, which is a jointly controlled entity, whereby the venturers have a contractual arrangement that establishes joint control over the economic activities of the entity. The arrangement requires unanimous agreement for financial and operating decisions among the venturers.

Investments in associates and the Company’s interest in a joint venture are carried in the consolidated balance sheet at the Company’s share of the associates’ and joint venture’s net assets at the date of acquisition and of its post-acquisition retained net income or losses, net of the amortization of fair value adjustments, taxation and dividends received. Goodwill relating to associates or joint venture is included in the carrying amount of the investments and is neither amortized nor individually tested for impairment.

The consolidated statement of income reflects the share of the results of operations of the associates and the joint venture. Where there has been a change recognized directly in the equity of the associate or joint venture, the Company recognizes its share of any changes and discloses this, when applicable, in the consolidated statement of changes in equity. Unrealized gains and losses resulting from transactions between the Company and the associates or the joint venture are eliminated to the extent of the interest in the associates or the joint venture.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

The share of net income from associates and the share of net income or loss from a joint venture is shown on the face of the consolidated statement of income less amortization and tax effect of fair value adjustments. This is the net income or loss attributable to shareholders of the associates and the joint venture and therefore is income after tax. When the Company’s share of losses in associates or a joint venture equals or exceeds its interest in the associates or joint venture the Company does not recognize further losses, unless it has incurred obligations or made payments on behalf of the associates or joint venture.

The financial statements of the associates and joint venture are prepared for the same reporting period as the Company. Where necessary, adjustments are made to bring the accounting policies and classifications in line with those of the Company.

After application of the equity method, the Company determines whether it is necessary to recognize an additional impairment loss on the Company’s investment in its associates and interest in its joint venture. The Company determines at each reporting date whether there is any objective evidence that the investment in the associate or the interest in the joint venture is impaired. If this is the case the Company calculates the amount of impairment as the difference between the recoverable amount of the associate or joint venture and its carrying value and recognizes the amount in the “share of net income from associates” or “share of net income from the joint venture” in the consolidated statement of income.

Upon loss of significant influence or joint control over the associates or joint venture, the Company measures and recognizes any remaining investment at its fair value. Any difference between the carrying amount of the associates or joint venture upon loss of significant influence or joint control and the fair value of the remaining investment and any proceeds from disposal is recognized in the consolidated statement of income.

FINANCIAL INSTRUMENTS – INITIAL RECOGNITION AND SUBSEQUENT MEASUREMENT

(a) Available-for-sale financial investments

Investments classified as available-for-sale are initially recorded at fair value plus transaction costs and then remeasured at subsequent reporting dates to fair value using quoted market prices, if available, or are carried at cost for investments held in private entities, where there are no quoted market prices in an active market. Unrealized gains and losses on available-for-sale investments are recognized directly in equity as other comprehensive income in “Other capital reserves (deficit)” until the investment is sold, at which time the cumulative gain or loss is recognized in “Other finance expense” on the consolidated statement of income. Purchases and sales of available-for-sale investments are accounted for on the trade date. Impairments arising from the significant or prolonged decline in fair value of an investment reduce the carrying amount of the asset directly and are charged to the consolidated statement of income. Impairments on equity investments classified as available-for-sale are not reversed until disposal of the instrument. On disposal or impairment of the investments, any gains and losses that have been deferred in equity are recognized in the consolidated statement of income. On disposal of investments, fair value movements are reclassified from “Other capital reserves (deficit)” to the consolidated statement of income based on average cost for shares acquired at different times.

(b) Loans and receivables

Investments classified as loans and receivables are initially recorded at fair value with subsequent measurements recorded at amortized cost using the effective interest method, less impairment, if any. The interest accretion is captured under “Other finance expense” on the consolidated statement of income.

(c) Derivative financial instruments

The Company enters into derivative financial instruments to manage its exposure to foreign currency risk. Derivative financial instruments are carried at fair value with changes in the fair value being charged or credited to the consolidated statement of income under “Other finance expense” during the year. Fair value of conversion options within convertible term notes and common share purchase warrants are obtained using the Black-Scholes option pricing valuation model.

(d) Financial liabilities

Payables, accruals and provisions, other balances payable and long-term liabilities are classified as financial liabilities. They are initially measured at their fair value. Subsequent measurements are recorded at amortized cost using the effective interest rate method. The interest accretion is captured under “Other finance expense” on the consolidated statement of income.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(e) Impairment of financial assets

The Company assesses at each reporting date whether there is any objective evidence that a financial asset or group of financial assets is impaired. Financial assets are impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been impacted.

Objective evidence of impairment could include the following:

•	Significant financial difficulty of the issuer or counterparty;

•	Default or delinquency in interest or principal payments or it has become probable that the debtor will enter bankruptcy or financial reorganization;

•	An adverse change in legal factors or in the business climate that could affect the value of an asset; and

•	Current or forecasted operating or cash flow losses that demonstrate continuing losses associated with the use of an asset.

(f) Derecognition

A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) or financial liability is derecognized when:

•	The rights/obligations to receive/disburse cash flows from the asset/liability have expired/discharged; and

•	The Company has transferred its rights/obligations to receive/disburse cash flows from the asset/liability.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at historical cost less accumulated depreciation and/or accumulated impairment losses, if any. Historical cost includes expenditures that are directly attributable to the acquisition of the items. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. All other repairs and maintenance are charged to the consolidated statement of income during the year in which they are incurred.

Depreciation on property, plant and equipment is calculated using the straight-line method over the estimated useful lives of the assets, as follows:

Building under finance lease	Over the life of the lease
Machinery and equipment	2-20 years
Motor vehicles	4-5 years
Computer equipment and software	3-4 years
Furniture and fixtures	2-3 years

The Company periodically reviews the useful lives and the carrying values of its property, plant and equipment and as a result the useful life of property, plant and equipment may be adjusted accordingly. On disposal of property, plant and equipment, the cost and related accumulated depreciation and impairments are removed from the consolidated financial statements and the net amount, less any proceeds, is included in the consolidated statement of income.

INTANGIBLE ASSETS

In the normal course of business, the Company secures development, sales, marketing and distribution rights to innovative and mature drug products. Intangible assets acquired are recorded at cost and consist primarily of pharmaceutical, product licenses and rights, intellectual property and process know-how covered by certain patented and non-patented information. Milestones and other license payments determined to have a high likelihood of attainment, subsequent to the regulatory approval of the product, are capitalized based upon the Company’s periodic review and assessment of the product’s expected performance. Intangible assets with finite lives are amortized on a straight-line basis over the lesser of the term of the agreement, the life of the patent or the expected useful life of the product once they are available for commercialization. The amortization terms generally range from 2 to 15 years. The Company periodically reviews the useful lives and the carrying values of its intangible assets. As a result, the useful life of intangible assets may be adjusted accordingly.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually, either individually or at the CGU level. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

IMPAIRMENT OF PROPERTY PLANT & EQUIPMENT, INTANGIBLE ASSETS AND GOODWILL

The Company assesses at each reporting period whether there is an indication that an asset may be impaired. In addition, goodwill, intangible assets with indefinite useful lives and intangible assets which are not yet available for use, if any, are tested for impairment annually. An impairment loss is recognized when the carrying amount of an asset, its CGU or group of CGUs, exceeds its recoverable amount. The recoverable amount is the greater of the asset’s, CGU’s or group of CGUs fair value less costs to sell and value in use. In determining fair value less costs to sell, an appropriate valuation model is used. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the CGU to which the asset belongs. The Company uses value in use to determine the recoverable amount of the related asset, CGU or group of CGUs. For goodwill impairment testing purposes, the CGU that represents the lowest level within the Company at which management monitors goodwill is the operating segment level (Note 30).

The Company bases its impairment calculation on detailed budgets and forecast calculations, which are prepared separately for each of the Company’s CGUs to which the individual assets are allocated. Impairment losses are charged to the consolidated statement of income in the year concerned. Impairments of goodwill are not reversed. Impairment losses on property, plant & equipment and intangible assets are only reversed if there has been a change in estimates used to determine the recoverable amounts and only to the extent that the revised recoverable amounts do not exceed the carrying values that would have existed, net of depreciation or amortisation, had no impairments been recognized.

PAYABLES, ACCRUALS AND PROVISIONS

Payables, accruals and provisions are initially measured at fair value with subsequent measurement recorded at amortized cost using the effective interest rate method. Provisions are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The recognized provisions are mostly related to business acquisitions and product-related agreement exposures and are part of the normal course of business.

LEASES

Leases are classified as either operating or finance, based on the substance of the transaction at inception of the lease. Classification is re-assessed if the terms of the lease are changed.

(a) Operating lease

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments under an operating lease (net of any incentives received from the lessor) are recognized in the consolidated statement of income on a straight-line basis over the period of the lease.

(b) Finance lease

Leases in which substantially all the risks and rewards of ownership are transferred to the Company are classified as finance leases. Assets meeting finance lease criteria are capitalized at the lower of the present value of the related lease payments or the fair value of the leased asset at the inception of the lease. Minimum lease payments are distributed between the finance charge and the liability. The finance charge is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability.

OTHER BALANCES PAYABLE

As part of acquisitions of intangible assets, the Company may assume obligations to pay out certain future contractually pre-defined amounts upon meeting specific timelines or specific regulatory or sales related milestones. These obligations are recorded when the likelihood of attainment is deemed probable and are initially measured at fair value with subsequent measurements recorded at amortized cost using the effective interest rate method. The long-term portion of other balances payable are discounted to current values using appropriate rates of interest.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

SHARE-BASED COMPENSATION PLANS

The Company has share-based compensation plans, which are described in Note 23. The cost of share-based compensation plans is recognized, together with a corresponding increase in other paid-in capital and non-controlling interest in equity, over the period in which the performance and/or service conditions are fulfilled. The cumulative expense is recognised at each reporting date until the vesting date and reflects the extent to which the vesting period has expired and the Company’s best estimate of the number of equity instruments that will ultimately vest. The movement in cumulative expense recognized for the period is recorded under Selling, general and administrative expenses and Research and development expenses on the consolidated statements of income. No expense is recognized for awards that do not ultimately vest. Any consideration paid by employees on exercise of share options or purchase of shares is credited to share capital. The dilutive effect of outstanding options is reflected as additional share dilution in the computation of diluted earnings per share (further details are given in Note 29).

SHARE BUY-BACK PLANS

The Company from time to time initiates a share buy-back plan, which is described in Note 23. The common shares are repurchased by the Company and later cancelled. The difference between the amounts paid for the common shares and the weighted average common share value is recorded to retained earnings according to applicable accounting standards.

SHARE ISSUE COSTS

Share issue costs incurred by the Company are recorded as a reduction of share capital.

REVENUE RECOGNITION

Revenue is recognized when the product is delivered to the Company’s customers, provided the Company has not retained any significant risks of ownership or future obligations with respect to the product. Revenue from product sales is recognized net of sales discounts, credits and allowances. Revenue related to service arrangements, where the Company earns a distribution fee on net sales or earns co-promotion revenue, is recognized when the service is provided and is recorded on a net basis. Revenue related to royalty arrangements with partners, where the Company earns a royalty fee based on certain pre-determined terms relating to the net sales of products is recognized as such terms are met alongside the recording of partner product revenues. In certain circumstances, returns or exchange of products are allowed under the Company’s policy and provisions are maintained accordingly. Revenue is recorded net of these provisions. In certain situations, such as initial product launches for which the Company has limited comparable information or where the market or client acceptance has not been clearly established, the Company may determine that it has not met the requirements for recognition of revenue, such as the ability to reasonably determine provisions for product returns, as a result the Company will defer the recognition of revenue for these product sales until such criteria are met.

INTEREST INCOME/EXPENSE

Interest income or expense is recognized on a time-proportion basis. For all financial instruments measured at amortized cost and interest bearing financial assets classified as available-for-sale, interest income or expense is recorded using the effective interest rate method, which is the rate that exactly discounts the estimated future cash payments or receipts through the expected life of the financial instrument or a shorter period, where appropriate, to the net carrying amount of the financial asset or liability.

GOVERNMENT ASSISTANCE

Amounts received or receivable resulting from government assistance programs, including grants and investment tax credits for research and development, are recognized where there is reasonable assurance that the grant will be received and all attached conditions will be complied with. When the amount relates to an expense item, it is recognized as income on a systematic basis as a reduction to the costs that it is intended to compensate. When the grant relates to an asset, it reduces the carrying amount of the asset and is then recognized as income over the useful life of the depreciable asset by way of a reduced depreciation charge.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

RESEARCH AND DEVELOPMENT

Research and development expenditures are charged to the consolidated statement of income in the year in which they are incurred. Milestones and other license payments paid prior to regulatory approval of the product are generally expensed when the event requiring payment of the milestone occurs. Development expenditures are capitalized when the criteria for recognizing an asset are met, usually when a regulatory filing has been made in a major market and approval is considered highly probable. Property, plant and equipment used for research and development is depreciated in accordance with the Company’s policy.

EMPLOYMENT BENEFITS

The Company has an employee deferred income sharing plan available to all permanent employees pursuant to which the Company matches a contribution of up to 4% and 5% of an employee’s salary in the form of a registered retirement savings plan contribution. The Company’s contributions are charged to the consolidated statement of income as incurred.

INCOME TAXES

Income tax expense is comprised of current and deferred tax. Tax expenses are recognized in the consolidated statement of income except to the extent they relate to items recognized directly in shareholders’ equity, in which case the related tax is recognized in shareholders’ equity.

(a) Current Income Tax

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date in the countries where the Company operates and generates taxable income.

Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

(b) Deferred Tax

Deferred tax is provided using the liability method on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date. Deferred tax is calculated based on the expected manner of realization or settlement of the carrying amount of the assets and liabilities, using tax rates that are expected to apply to the year of realization or settlement based on tax rates and tax laws enacted or substantially enacted at the reporting date.

Deferred tax assets (liabilities) are recognized for all deductible (taxable) temporary differences and carry forwards of unused tax losses and Scientific Research and Experimental Development (“SR&ED”) expenditures, to the extent that it is probable that taxable income will be available against which the deductible temporary differences, and the carry forward of unused tax losses and SR&ED expenditures can be utilized except:

•	where the deferred tax asset (liability) relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit or loss nor taxable income or loss; and

•	in respect of taxable temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilised. Unrecognized deferred tax assets are reassessed at each reporting date and are recognised to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

Deferred tax relating to items recognized outside profit or loss is recognized outside profit or loss. Deferred tax items are recognized in correlation to the underlying transaction either in comprehensive income or directly in shareholders’ equity.

Deferred tax assets and deferred tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority. Deferred tax liabilities and assets are not discounted.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Tax benefits acquired as part of a business combination, but not satisfying the criteria for separate recognition at that date, would be recognized subsequently if new information about facts and circumstances changed. The adjustment would be treated as a reduction to goodwill (as long as it does not exceed goodwill) if it was incurred within the measurement period or in the statement of income after the end of the measurement period.

(c) Sales Tax

Revenues, expenses and assets are recognized net of amount of sales tax except:

•	where the sales tax incurred on a purchase of assets or services is not recoverable from the taxation authority, in which case the sales tax is recognized in the cost of acquisition of the asset or as part of the expense item, as applicable; and

•	receivables and payables that are stated with the amount of sales tax included.

The net amount of sales tax recoverable from, or payable to, the taxation authority is included as part of receivables and payables in the consolidated balance sheet.

3. SIGNIFICANT ACCOUNTING ESTIMATES, JUDGEMENTS AND ASSUMPTIONS

In preparing the consolidated financial statements, management is required to make estimates, judgements and assumptions that affect the amounts of assets, liabilities, revenue and expenses reported in the consolidated financial statements. Actual amounts and results could differ from those estimates. The following are considered to be the key accounting estimates and judgements made.

REVENUE RECOGNITION

Revenue is recognized when title and risk of loss is passed to the customer and reliable estimates can be made of relevant deductions. Gross revenue is reduced by discounts, credits, allowances and product returns. Accruals are made at the time of sale for the estimated discounts, credits, allowances and product returns, based on available market information and historical experience. Because the amounts are estimated they may not fully reflect the final outcome, and the amounts are subject to change. The level of accrual is reviewed and adjusted regularly in light of contractual and legal obligations, historical trends, past experience and projected market conditions. Market conditions are evaluated using wholesaler and other third-party analyses, market research data and internally generated information. Future events could cause the assumptions on which the accruals are based to change, which could affect the future results of the Company.

In certain situations, such as initial product launches for which the Company has limited comparable information or where the market or client acceptance has not been clearly established, the Company may determine that it has not met the requirements for recognition of revenue, such as the ability to reasonably determine provisions for product returns, as a result the Company will defer the recognition of revenue for these product sales until such criteria are met.

INVENTORY VALUATION

The reserve for inventory primarily consists of all or a portion of the inventory which has reached its expiration or is not expected to be sold, based on the specific facts and circumstances. In order to determine whether the inventory is properly stated at the lower of cost or net realizable value, management reviews the amount of inventory on hand, the remaining shelf life and estimates the time required to sell such inventory taking into account current and expected market conditions and competition.

ASSETS ARISING FROM BUSINESS COMBINATIONS

The Company periodically invests in business acquisitions (refer to Note 5). The Company allocates the cost of the acquisition to the underlying net assets acquired based on their respective estimated fair values. As part of this allocation process, the Company must identify and attribute values and estimated lives to the identifiable assets acquired, which consist mainly of intangible assets.

These determinations involve significant estimates and assumptions regarding cash flow projections, economic risk and weighted cost of capital rates such as length of license agreement, expected market penetration, terminal values and country specific risk. These estimates and assumptions determine the amount allocated to identifiable intangible assets and goodwill, as well as the amortization period for identifiable intangible assets with finite lives. If future events or results differ adversely from these estimates and assumptions, the Company could record increased amortization or impairment charges in the future.

3. SIGNIFICANT ACCOUNTING ESTIMATES AND JUDGEMENTS (CONT’D)

INTANGIBLE ASSETS

The factors that drive the actual economic useful life of the intangible assets are inherently uncertain, and include patent protection, physician loyalty and prescribing patterns, competition from products prescribed for similar indications, introductions of competing products, the impact of promotional efforts, adverse patient reactions to products or similar products including negative publicity and many other issues. The terms generally range from 2 to 15 years. Capitalized milestones and other license payments are based on future cash flows that are derived from business forecasts and are inherently judgemental. Estimated useful lives are reviewed annually and impairment tests are undertaken if events occur which call into question the carrying values of the assets. Impairment tests are based on risk-adjusted future cash flows discounted using the Company’s weighted average cost of capital. These future cash flows are based on business forecasts and are therefore inherently judgemental. Future events could cause the assumptions used in these impairment reviews to change with a consequential adverse effect on the future results of the Company.

IMPAIRMENT OF NON-FINANCIAL ASSETS

Impairment exists when the carrying value of an asset or cash generating unit exceeds its recoverable amount, which is the higher of its fair value less costs of disposal and its value in use. The fair value less costs of disposal calculation is based on available data from binding sales transactions, conducted at arm’s length, for similar assets or observable market prices less incremental costs for disposing of the asset. The value in use calculation is based on a discounted cash flow (“DCF”) model. The cash flows are derived from the budget for the next five years and do not include restructuring activities that the Company is not yet committed to or significant future investments that will enhance the asset’s performance of the CGU being tested. A long-term growth rate is calculated and applied to project future cash flows after the fifth year The recoverable amount is sensitive to the discount rate used for the DCF model as well as the expected future cash-inflows and the growth rate used for extrapolation purposes. The key assumptions used to determine the recoverable amount for the group of CGUs, are disclosed and further explained in Note 18.

INCOME TAXES

Uncertainties exist with respect to the interpretation of complex tax regulations, changes in tax laws, and the amount and timing of future taxable income. Differences arising between the actual results and the assumptions made, or future changes to such assumptions, could necessitate future adjustments to tax income and expense already recorded. The Company establishes provisions, based on reasonable estimates, for possible consequences of audits by the tax authorities of the respective countries in which it operates. The amount of such provisions is based on various factors, such as experience of previous tax audits and differing interpretations of tax regulations by the taxable entity and the responsible tax authority. Such differences of interpretation may arise on a wide variety of issues depending on the conditions prevailing in the respective company’s domicile.

Deferred tax assets are recognized for all unused tax losses and SR&ED expenditures carried forward to the extent that it is probable that taxable profit will be available against which the losses and SR&ED expenditures can be utilized. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and the level of future taxable profits together with future tax planning strategies.

Further details on taxes are disclosed in Note 10.

4. RECENT ACCOUNTING PRONOUNCEMENTS

The Company has adopted the following new standards and interpretations effective as of 1 January 2013:

IAS 1 Amendment, Presentation of Items of Other Comprehensive Income

The Company has adopted the amendments to IAS 1 effective January 1, 2013. These amendments required the Company to group other comprehensive income items by those that will be reclassified subsequently to income or loss and those that will not be reclassified. These changes did not result in any adjustments or presentation reclassifications to other comprehensive income or comprehensive income as all of the items in other comprehensive income will be reclassified subsequently to income or loss.

4. RECENT ACCOUNTING PRONOUNCEMENTS (CONT’D)

IFRS 7 Financial Instruments: Disclosures - Offsetting Financial Assets and Financial Liabilities - Amendments to IFRS 7

The amendment requires an entity to disclose information about rights to set-off financial instruments and related arrangements (e.g., collateral agreements). The disclosures would provide users with information that is useful in evaluating the effect of netting arrangements on an entity’s financial position. The new disclosures are required for all recognized financial instruments that are set off in accordance with IAS 32. The disclosures also apply to recognised financial instruments that are subject to an enforceable master netting arrangement or similar agreement, irrespective of whether the financial instruments are set off in accordance with IAS 32. As the Company is not setting off financial instruments in accordance with IAS 32 and does not have relevant offsetting arrangements, the amendment does not have an impact on the Company.

IFRS 10 Consolidated Financial Statements

IFRS 10 replaces the guidance on control and consolidation in IAS 27 Consolidated and Separate Financial Statements and SIC-12 Consolidation – Special Purpose Entities. IFRS 10 requires consolidation of an investee only if the investor possesses power over the investee, has exposure to variable returns from its involvement with the investee and has the ability to use its power over the investee to affect its returns. Detailed guidance is provided on applying the definition of control. The Company assessed its consolidation conclusions on January 1, 2013 and determined that the adoption of IFRS 10 did not result in any change in the consolidation status of any of its subsidiaries and investees.

IFRS 11 Joint Arrangements and IAS 28R Investments in Associates and Joint Ventures

IFRS 11 replaces IAS 31 Interests in Joint Ventures and SIC-13 Jointly-controlled Entities — Non-monetary Contributions by Venturers. IFRS 11 removes the option to account for jointly controlled entities (“JCEs”) using proportionate consolidation. Instead, JCEs that meet the definition of a joint venture under IFRS 11 must be accounted for using the equity method. The adoption of IFRS 11 did not result in any changes in the Company’s accounting for its joint arrangement.

IFRS 12 Disclosure of Interests in Other Entities

IFRS 12 sets out the requirements for disclosures relating to an entity’s interests in subsidiaries, joint arrangements, associates and structured entities. The Company has made the required disclosures in Notes 12 and 13.

IFRS 13 Fair Value Measurement

IFRS 13 provides a single framework for measuring fair value. The measurement of the fair value of an asset or liability is based on assumptions that market participants would use when pricing the asset or liability under current market conditions, including assumptions about risk. The Company adopted IFRS 13 on January 1, 2013 on a prospective basis. The adoption of IFRS 13 did not require any adjustments to the valuation techniques used by the Company to measure fair value and did not result in any measurement adjustments as at January 1, 2013.

5. SIGNIFICANT TRANSACTIONS AND BUSINESS COMBINATIONS

Endo Arrangement Agreement

On November 5, 2013, the Company announced that it had entered into a definitive agreement (the “Arrangement Agreement”) with, among others, Endo Health Solutions Inc. (“Endo”). Pursuant to the transactions contemplated by the Arrangement Agreement, both Endo and the Company will become indirect wholly-owned subsidiaries of Endo International Limited (“New Endo”) and all of the issued and outstanding common shares of the Company will be exchanged for 1.6331 ordinary shares of New Endo, $1.16 in cash, subject to adjustment, and one common share of Knight Therapeutics Inc. (a subsidiary of the Company prior to the closing of the transaction) (“Knight”), a corporation incorporated on November 1, 2013 under the Canada Business Corporation Act, by way of a court-approved plan of arrangement under the Canada Business Corporation Act (the “Arrangement”). In addition, each holder of a Company option that has a positive in-the-money amount per share as defined in the plan of arrangement will be entitled to receive, among other things, one common share of Knight in exchange for each of the Company’s options.

Pursuant to the Arrangement Agreement, prior to the closing of the Arrangement, the Company and Knight will enter into a business separation agreement providing for the transfer of assets to be owned by, and liabilities to be assumed by, Knight (or one of its affiliates) from the Company and Paladin Labs (Barbados) Inc., (“Barbco”) including; $1,000,000 in cash, all intellectual property rights on a worldwide basis for the drug known as Impavido® (miltefosine) (“Impavido”), which is the Company’s product for the treatment of leishmaniasis, and a priority review voucher that, if issued by the U.S. Food and Drug Administration (“FDA”) upon approval of Impavido by the FDA, will be issued in the name of Paladin Therapeutics, Inc. (a subsidiary of the Company) (the “Voucher”) or, if not yet issued at the time of the consummation of the transactions contemplated by the business separation agreement, any rights to the Voucher (collectively, the “Impavido Property”). The business separation agreement will also provide that Knight, or one of its affiliates, as licensor, will enter into a distribution and license agreement granting a subsidiary of the Company the exclusive commercialization rights for Impavido for the world, other than the United States, for a ten year term and Barbco shall pay to Knight or its affiliates, as applicable, a fee of 22.5% of gross sales of Impavido worldwide, other than the United States.

On February 28, 2014, New Endo completed the acquisition of all the outstanding shares of the Company and the Company became a fully owned subsidiary of New Endo.

5. SIGNIFICANT TRANSACTIONS AND BUSINESS COMBINATIONS

Paladin Mexico acquisition

On January 1, 2013, the Company acquired 50.01% of all the issued and outstanding common shares of Paladin Mexico, a private start-up specialty pharmaceutical company headquartered in Mexico City, Mexico.

The acquisition was accounted for using the acquisition method of accounting and the results of Paladin Mexico’s operations are included in the Company’s consolidated financial statements from January 1, 2013, the effective date of acquisition.

The consideration given for the Paladin Mexico acquisition described above is comprised of the following:

$
Cash	498
Distribution rights	290
Contingent payments (i)	362

Total consideration given	1,150

(i)	The payments are contingent upon the attainment of future revenue targets with the maximum undiscounted cash outlay of $750. The attainment of these future revenue targets is considered probable over a period of eight years.

The preliminary fair value allocation of the Paladin Mexico purchase price as at the date of acquisition was:

$
Cash and cash equivalents	507
Trade and other receivables	27
Other current assets	13

Current assets	547
Property, plant and equipment	5
Intangible assets	1,473

Total assets	2,025

Payables, accruals and provisions	(28)

Current liabilities	(28)
Deferred tax liability	(427)

Total liabilities	(455)

Net assets	1,570
Non-controlling interests	(785)

Net assets net of non-controlling interests	785
Goodwill on acquisition	365

Total consideration given to Paladin Mexico	1,150

The Company elected to measure the non-controlling interest in Paladin Mexico of $785 using the proportionate share of its interest in Paladin Mexico’s identifiable net assets of 49.99% as per applicable IFRS guidelines.

The goodwill of $365 represents the excess of net consideration paid / payable and given in kind over the net assets and non-controlling interest acquired and comprises the value of intangible assets that do not qualify for separate recognition; for example increased market presence, expected synergies and other benefits arising from the acquisition. None of the goodwill recognized is expected to be deductible for income tax purposes.

During the period from January 1, 2013 to December 31, 2013 Paladin Mexico recorded revenues of $24 and a net loss of $349.

5. SIGNIFICANT TRANSACTIONS AND BUSINESS COMBINATIONS (CONT’D)

Acquisition of additional interest in Litha

During the year ended December 31, 2013, the Company acquired an additional 22.76% interest in the voting shares of Litha, increasing its ownership to 67.30%. Cash consideration of $37,677 (South African Rand “ZAR” 368,204) was paid to the non-controlling shareholders. The average carrying value of the net assets at the acquisition dates was $91,939 of which $20,971, representing the carrying value of the additional interest acquired, has been recognized as an equity transaction reducing the respective non-controlling interests balances on these dates. The difference between the consideration given and the carrying value of the interest acquired of $16,706 has been recognized as an equity transaction in retained earnings in accordance with IFRS.

Pharmaplan / Litha acquisition

On February 21, 2012, the Company entered into a strategic partnership whereby it agreed to accelerate the purchase of the remaining 55.01% interest in Pharmaplan (Pty) Ltd. (“Pharmaplan”) it did not own at that date and to merge the Pharmaplan business with the pharma division of Litha, a publicly listed diversified healthcare company on the Johannesburg Stock Exchange, with headquarters in Johannesburg, South Africa (the “Combined Transactions”). On July 2, 2012, the Company acquired the 55.01% interest in Pharmaplan for cash consideration of $38,150 and the issuance of 88,948 common shares at $44.97 per share. Litha subsequently acquired 100% of the share capital of Pharmaplan from the Company in exchange for cash of $15,450 (ZAR125,000) and the issuance of 169,090,909 Litha common shares at $0.3399 (ZAR2.75) per share. The Company further acquired an additional 73,083,214 shares of Litha from third parties at $0.3399 (ZAR2.75) per share for a total net consideration of $24,943 (ZAR200,802). Upon the closing of these transactions the Company owned 242,174,122 common shares of Litha, representing a 44.54% interest in Litha making it Litha’s single largest shareholder. The Combined Transactions described above in conjunction with certain shareholder agreements for 13.42% of Litha’s outstanding common shares gave the Company control over more than half of the voting rights of Litha and, therefore, the Company has included Litha within its consolidated financial statements as of July 2, 2012, the effective date of acquisition.

Prior to the Combined Transactions, the Company held a 44.99% interest in Pharmaplan and considered it an equity investment recorded at a value of $18,480 under “Investment in associates” on the interim unaudited consolidated balance sheet. In conjunction with the Company’s acquisition of the remaining 55.01% interest in Pharmaplan, the Company, in accordance with IFRS, revalued its original investment in Pharmaplan as of July 2, 2012 at $30,774 and recorded a gain of $12,294.

The consideration given for the Litha acquisition described above is comprised of the following:

$
Cash	47,643
Common shares of the Company	4,000
44.99% interest in Pharmaplan	30,774

Total consideration given	82,417

5. SIGNIFICANT TRANSACTIONS AND BUSINESS COMBINATIONS (CONT’D)

The purchase price was allocated as follows:

$
Cash and cash equivalents	5,285
Trade and other receivables	23,661
Inventories	20,340
Income tax receivable	3,289

Current assets	52,575
Investment in an associate	607
Investment in a joint venture	27,950
Loans receivable from a joint venture	9,928
Deferred income tax assets	2,204
Property, plant and equipment	9,578
Intangible assets	104,600
Other non-current assets	410

Total assets	207,852

Bank overdraft	(6,010)
Payables, accruals and provisions	(18,073)
Finance lease liability	(790)
Income tax payable	(2,180)
Current portion of long-term liabilities	(3,771)

Current liabilities	(30,824)
Finance lease liability	(7,108)
Deferred tax liability	(27,441)
Loans from joint venture	(1,159)
Long-term liabilities	(29,891)

Total liabilities	(96,423)

Net assets	111,429
Non-controlling interests	(67,164)

Net assets net of non-controlling interests	44,265
Goodwill on acquisition	38,152

Net consideration paid and given in kind to Litha	82,417

The Company elected to measure the non-controlling interest in Litha using the proportionate share of its interest in Litha’s identifiable net assets as per applicable IFRS guidelines and consisted of $61,799 representing 55.46% of the acquired net assets of $111,429 and $5,365 representing the fair value of Litha share options at acquisition date.

The fair value of the trade and other receivables amounted to $23,661. The gross amount of trade and other receivables was $24,127. None of the trade receivables have been impaired and were collected.

The goodwill of $38,152 represents the excess of net consideration paid and given in kind over the net assets and non-controlling interest acquired and comprises the value of intangible assets that do not qualify for separate recognition; for example the assembled workforce, increased market presence, expected synergies and other benefits arising from the acquisition. None of the goodwill recognized is expected to be deductible for income tax purposes.

6. CASH AND CASH EQUIVALENTS AND BANK OVERDRAFT

	2013	2012
	$	$
Cash at banks	57,526	51,239
Short-term deposits	48,115	64,224
Restricted cash	—	3,281

Cash and cash equivalents	105,641	118,744

Bank overdraft	(7,573)	(7,044)

Cash and cash equivalents and bank overdraft	98,068	111,700

The effective interest rate on cash and cash equivalents at December 31, 2013 was approximately 1.49% (December 31, 2012: 1.35%).

During the year ended December 31, 2012, in connection with the Litha acquisition, further discussed in Note 5, the Company placed $3,281 (ZAR26,544) in escrow as security for its obligations towards Litha as part of the Pharmaplan sale. These funds were released during 2013.

The effective interest rate on the bank overdraft utilized by Litha was approximately 8% (December 31, 2012: 8%). The overdraft facility is secured by a cession of certain trade receivables, inventories, by a notarial bond over certain fixed property, plant, equipment and cross guarantees for all of the companies in the group except for The Biovac Consortium Proprietary Limited.

7. MARKETABLE SECURITIES

	2013	2012
	$	$
Guaranteed investment certificates, earning effective interest at rates ranging from 1.62% to 2.05% (December 31, 2012: 1.27% to 2.05%) and maturing on various dates from January 2014 to December 2014	106,039	82,525
Other interest bearing accounts, earning effective interest at rates ranging from 1.54% to 1.58% (December 31, 2012: 1.54% to 1.65%) and maturing on various dates from February 2014 to May 2014	18,302	20,826
Commercial paper, earning effective interest at rates ranging from 1.54% to 2.01% (December 31, 2012: 1.30% to 1.76%) and maturing on various dates from April 2014 to April 2015	16,206	29,768
Corporate bonds, earning effective interest at rates ranging from 1.72% to 1.86% (December 31, 2012: 2.16%) and maturing on various dates from January 2015 to June 2015	6,100	1,986
Discount note, earning effective interest at 2.07% (December 31, 2012: 1.91% to 3.02%) and maturing on November 2015	4,775	9,942
Government bond, earning effective interest at 1.65%	—	1,211

	151,422	146,258

The entire balance of marketable securities is classified as “Available-for-sale” and presented as a current asset.

8. TRADE AND OTHER RECEIVABLES

	2013	2012
	$	$
Trade receivables, net of provisions	36,241	34,560
Interest receivable	2,493	1,196
Other receivables	3,506	2,831

Trade and other receivables	42,240	38,587

The following table provides the change in the provision for doubtful accounts and product returns for trade receivables:

	2013	2012
Provision for doubtful accounts and product returns	$	$
Balance as of January 1st	7,021	6,454
Additions from business combinations	—	194
Charge for the year	7,155	1,116
Utilized	(3,879)	(743)

Balance as at December 31st	10,297	7,021

The following table provides details on trade receivables past due but not provisioned:

	2013	2012
	$	$
Trade receivables not past due	25,465	19,526
Trade receivables past due and not provisioned
Under 30 days	11,142	13,889
31 to 60 days	5,200	5,436
61 to 90 days	2,524	1,880
Over 90 days	1,583	250
Allowance for product returns	(9,673)	(6,421)

Trade receivables, net of provisions	36,241	34,560

Trade and other receivables corresponding to Litha with a carrying value of $21,612 as at December 31, 2013 (December 31, 2012: $19,837) were pledged as security for its overdraft and long-term liabilities further discussed in Notes 6, 22 and 31.

9. INVENTORIES

	2013	2012
	$	$
Raw materials	1,698	2,903
Work in progress	2,491	1,273
Finished goods	46,951	35,803
Provision for obsolescence	(3,088)	(2,538)

Inventories at the lower of cost and net realizable value	48,052	37,441

During the year ended December 31, 2013, inventories of $100,426 were recognized as cost of sales, including provisions for write-downs to net realizable value of $811. During the year ended December 31, 2012, inventories of $52,773 were recognized as cost of sales, including provisions for write-downs to net realizable value of $191.

Inventories corresponding to Litha, with a value at lower of cost and net realizable value of $33,306 as at December 31, 2013 (December 31, 2012: $22,908), were pledged as security for its overdraft and long-term liabilities further discussed in Notes 6, 22 and 31.

10. INCOME TAX

The major components of income tax expense for the years ended December 31, 2013 and 2012 are:

Consolidated statements of income
	2013	2012
	$	$
Current income tax:
Current income tax charge	9,142	2,055
Deferred tax:
Relating to origination and reversal of temporary differences	8,938	15,845

Provision for income taxes	18,080	17,900

A reconciliation between tax expense and the product of accounting income multiplied by Canada’s domestic tax rate for the years ended December 31, 2013 and 2012 is as follows:

	2013	2012
	$	$
Accounting income before income tax	69,960	76,255

At Canada’s statutory income tax rate of 26.9% (2012: 26.9%)	18,819	20,513
Net adjustments to unrecognized tax benefits	(1,733)	(742)
Pharmaplan non-taxable net revaluation gain (Note 5)	—	(3,307)
Unrecognized tax benefits of losses carried forward and other differences	634	694
Taxable benefit of impairment of financial assets not recognized	279	—
Permanent differences	2,502	992
Effect of income taxes recorded at rates different from the Canadian tax rate	(2,337)	(166)
Other differences	(84)	(84)

At the effective income tax rate of 25.8% (2012: 23.5%)	18,080	17,900

10. INCOME TAX (CONT’D)

Deferred Tax

Deferred tax relates to the following:

	Consolidated Balance Sheets		Consolidated Statements of Income
	December 31,	December 31,	Years ended December 31
	2013	2012	2013	2012
Deferred tax asset (liability)	$	$	$	$
Assets
Tangible and intangible depreciable assets	5,912	3,594	2,318	(927)
Inventory reserves	411	357	54	(244)
Receivable provisions	2,325	1,666	659	(101)
Provisions	2,102	2,070	99	(2,587)
Donations	26	26	—	(74)
Financing fees	282	643	(361)	(368)
Losses available to offset against future taxable income	3,580	10,329	(7,311)	(277)
SR&ED expenditures	7,310	13,363	(6,273)	(14,676)
Investment tax credits	(5,716)	(6,682)	966	(45)
Deferred revenues	(1,088)	95	(1,183)	2,241
Other	(49)	(59)	9	(42)

Deferred tax assets	15,095	25,402	(11,023)	(17,100)

Liabilities
Intangible depreciable assets	(19,477)	(24,415)	2,085	1,255

Deferred tax liabilities	(19,477)	(24,415)	2,085	1,255

Deferred tax in profit and loss			(8,938)	(15,845)

Deferred tax asset/(liability) acquired in business combinations			(427)	(25,237)
Deferred tax asset/(liability) acquired			1,005	—
Foreign exchange variation since acquisition			2,991	1,456

Deferred tax asset/(liability) acquired at acquisition date			3,569	(23,781)

Net total deferred tax asset	(4,382)	987	(5,369)	(39,626)

Reconciliation of deferred tax assets, net

	2013	2012
	$	$

Opening balance as of January 1st	987	40,613
Tax expense during the year recognized in the consolidated statement of income	(8,938)	(15,845)
Tax income during the year recognized in shareholders’ equity	—	—
Deferred tax acquired in business combinations (Note 5)	(427)	(25,237)
Deferred tax acquired	1,005	—
Other(1)	2,991	1,456

Ending balance as of December 31st	(4,382)	987

(1)	Mainly comprises foreign exchange effects

The Company offsets tax assets and liabilities if and only if it has a legally enforceable right to offset current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same tax authorities.

In the next 12 months, the Company expects to recover or settle $10,199 of its deferred tax assets.

10. INCOME TAX (CONT’D)

As at December 31, 2013, the Company had Scientific Research and Experimental Development (“SR&ED”) expenditures available for Canadian federal and provincial income tax purposes, amounting to approximately $75,076 and $16,413, respectively, which may be applied against taxable income of future years for an indefinite period of which $48,489 and $818, respectively, have been recognized in the consolidated financial statements. If the Company had recognized all deferred tax assets for SR&ED expenditures, the net income would increase by $5,904.

The Company has non-capital tax losses which may be applied against taxable income for Canadian federal and Québec income tax purposes of $48,474 in both cases, which expire between 2026 and 2032. The Company has recognized the tax benefit on $2,918 of these losses for Canadian federal and Quebec income tax purposes. If the Company had recognized all deferred tax assets for non-capital tax losses, the net income would increase by $12,255.

Non-capital losses	Federal $	Quebec $
Expires in
2026	3,244	3,244
2027	3,658	3,658
2028	2,596	2,596
2029	2,749	2,749
2030	14,573	14,573
2031	11,714	11,714
2032	9,940	9,940

	48,474	48,474

As part of the Labopharm acquisition, the Company has tax losses which arose in Ireland, Barbados and the United States. The Irish losses of $211,427 (2012: $198,243) are available indefinitely for offset against future taxable profits of the company in which the losses arose subject to certain restrictions on continuing the operations of the Irish company. However, these losses relate to a subsidiary that has a history of losses, they do not expire and may not be used to offset taxable income elsewhere in the Company. The Company has reorganized the operations of the Irish subsidiary so that it will generate taxable income. The Company has recognized the tax benefit on $14,489 (2012: $19,612) of these losses for Irish tax purposes to the extent of the future tax liability recognized as part of the Purchase Price Equation plus additional tax attributes of $4,306 (2012: $5,085) reflecting future income streams from the reorganization of the Company. If the Company were able to recognize all unrecognized deferred tax assets for these non-capital tax losses, the Company’s consolidated net income would increase by $24,617 (2012: $22,329).

The losses which arose in Barbados of $18,579 (2012: $22,797) are available to reduce taxable income of future years. These losses carryforward and expire as follows:

Non-capital losses	Barbados $
Expires in
2014	2,738
2016	3,955
2017	8,327
2018	2,131
2019	427
2021	1,001

18,579

The Company has reorganized the operations of the Barbados subsidiaries so that it will generate taxable income and therefore recognized the tax benefit on $3,438 (2012: $5,781) of the losses for Barbados tax purposes. If the Company were able to recognize all unrecognized deferred tax assets for these non-capital tax losses, the Company’s consolidated net income would increase by $379 (2012: $425).

10. INCOME TAX (CONT’D)

The losses which arose in the United States of $552 (2012: $359) are available to reduce taxable income of future years subject to certain restrictions by the application of Section 382 of the Internal Revenue Code of the United States. None of these losses have been recognized. If the Company were able to recognize all unrecognized deferred tax assets for these non-capital tax losses, the Company’s consolidated net income would increase by $215 (2012: $140).

As part of the Litha acquisition, the Company has tax losses which arose in South Africa. The losses of $5,459 (2012: $7,635) are available indefinitely for offset against future taxable profits of the company in which the losses arose. The Company has recognized the tax benefit on $4,193 (2012: $7,635) of losses for South African tax purposes. If the Company were able to recognize all unrecognized deferred tax assets for these non-capital tax losses, the Company’s consolidated net income would increase by $354 (2012: Nil).

At December 31, 2013, there was no recognized deferred tax liability (2012: $Nil) for taxes that would be payable on the unremitted earnings of the Company’s subsidiaries. The Company has determined that undistributed profits of its subsidiaries will not be distributed in the foreseeable future, as the Company has an agreement with its subsidiaries that the profits of the subsidiary will not be distributed until it obtains the consent of the Company. The parent company does not foresee giving such consent at the reporting date.

At December 31, 2013, the Company has net realized and unrealized capital losses of $3,766 (2012: $4,854) associated with portfolio and available-for-sale financial investments. Capital losses may only be used to offset future capital gains for Canadian federal and Quebec income tax purposes. It is uncertain the Company will generate sufficient capital gains in the future to be able to recover these unrealized capital losses, if and when they are realized, and as such, no deferred tax asset has been recognized in the year ended December 31, 2013. If the Company were able to recognize all unrecognized deferred tax assets and all of these capital losses were realized for tax purposes, the Company’s consolidated net income would increase by $507 (2012: $653).

11. OTHER CURRENT ASSETS

	2013 $	2012 $
Financial assets
Deposits (i)	229	802
Non-financial assets
Deferred costs (ii)	356	274
Prepayments	672	585

Other current assets	1,257	1,661

(i)	Deposits consist of deposits on account with suppliers.
(ii)	Deferred costs consist of deferred product costs associated with deferred revenue.

12. INVESTMENT IN ASSOCIATES

On March 16, 2010, the Company entered into a strategic investment to acquire an initial 34.99% ownership interest in Pharmaplan, a privately-owned specialty pharmaceutical company based in Johannesburg, South Africa. The Company paid $18,861 including a non-interest bearing loan of $2,879 (ZAR21,000). In addition, the Company committed to additional future consideration by increasing its ownership position by 5% per year over the next 3 years to 49.99%, with such additional consideration based upon Pharmaplan’s future financial results. In addition, the Company had the option to increase its ownership interest in Pharmaplan to 100% in 2013, at a purchase price determined using Pharmaplan’s future financial results, payable in ZAR. Refer to Note 5 for additional information.

On March 1, 2011, the Company entered into an agreement with Pharmaplan to accelerate the purchase of Pharmaplan shares leading to the acquisition of a total 10% ownership interest in Pharmaplan. This increased the Company’s ownership from 34.99% to 44.99% effective March 1, 2011. The Company paid $5,975 including the settlement of the non-interest bearing loan mentioned above.

The equity interest acquired in Pharmaplan represented an investment subject to significant influence which was accounted for using the equity method from the date of the acquisition, March 16, 2010. The investments were initially recorded at cost and adjustments are made to include the Company’s share of Pharmaplan’s net income. The Company’s share of net income is adjusted to reflect the amortization of the fair value adjustments related to the Company’s share of the net identifiable assets of Pharmaplan acquired and the tax impact on the distributable earnings.

On July 2, 2012, in conjunction with the Litha acquisition further discussed in Note 5, the Company acquired the 55.01% interest it did not own in Pharmaplan and revalued and eliminated its original investment in Pharmaplan as of July 2, 2012 to $30,774 and recorded a gain of $12,294.

The Company, as part of the Litha acquisition further discussed in Note 5, acquired a 30% equity interest and has significant influence in Firefly Investments Ltd. (“Firefly”), a private real estate property management company located in Johannesburg, South Africa, responsible for managing the property on which Litha’s headquarters are located.

On October 22, 2013, Litha disbursed $321 (ZAR3,167) for a 25% equity interest and significant influence in a consortium located in Johannesburg, South Africa, which owns 80% of The Dental Warehouse. The Dental Warehouse is a leading distributor of dental consumable merchandise to dentists, private clinics, universities and governmental agencies in the country. Half of the consortium is owned by Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of healthcare products and services to office-based dental, animal health and medical practitioners.

	Year ended December 31, 2013 $	Year ended December 31, 2012 $
Carrying values, beginning of year	626	20,850
Additions in the year	393	607
Eliminations in the year	—	(18,480)
Share of net income for the year before adjustments	94	1,918
Adjustments to net income:
Amortization of fair value adjustments	—	(886)
Taxation	—	(33)

Share of net income for the year	94	999
Foreign exchange translation adjustments	(93)	(31)
Share of dividends received in the year	—	(3,319)

Carrying values, end of year	1,020	626

13. INTEREST IN A JOINT VENTURE

Investment in The Biologicals and Vaccines Institute of Southern Africa Proprietary Limited (“Biovac”)

As part of the acquisition of Litha, the Company acquired a 52.5% interest in Biovac on July 2, 2012 - refer to Note 5 for additional details. Biovac is a jointly controlled entity with the Government of South Africa, located in Cape Town, South Africa, involved in the production and commercialization of vaccines in South Africa and South African Development Community (“SADC”). The interest in the joint venture is accounted for using the equity method of accounting. The joint venture is initially recorded at fair value and adjustments are made to include the Company’s share of Biovac’s net income (loss). The Company’s share of net income (loss) from the joint venture is adjusted to reflect the amortization of the fair value adjustments related to the Company’s share of the net identifiable assets of Biovac acquired and their tax impact.

	Year ended December 31, 2013 $	For the period from July 2 to December 31, 2012 $
Carrying value, beginning of period	30,476	32,882
Share of net income (loss) for the period before adjustments	20	(328)
Adjustments to net loss:
Amortization of fair value adjustments	(982)	(551)
Taxation	275	154

Share of net loss from the joint venture for the period	(687)	(725)
Foreign exchange translation adjustments	(4,056)	(1,681)

Carrying value, end of year	25,733	30,476

The Company is presenting selected financial information derived from Biovac’s unaudited financial statements:

Biovac’s statement of income data	Year ended December 31, 2013 $	For the period from July 2 to December 31, 2012 $
Revenues	136,476	59,130
Earnings (loss) before under-noted items	1,828	(307)

Interest, depreciation and income taxes	(1,790)	(318)

Net income (loss)	38	(625)

Depreciation and amortization expense	1,470	679
Interest income	(394)	(273)
Interest expense	99	55
Income tax expense (income)	367	(102)

Biovac’s balance sheet data	2013 $	2012 $
Current assets	61,332	73,882
Long-term assets	31,691	30,016

Total Assets	93,023	103,898

Current liabilities	66,801	13,409
Long-term liabilities	12,304	81,766

Total Liabilities	79,105	95,175

The Company’s share of the joint venture’s minimum capital investment commitments as at December 31, 2013 is $1,555, including ZAR7,635 and €533 ( 2012: $4,062, including ZAR13,965, €1,691 and £128). These commitments end in 2014.

14. LOANS RECEIVABLE FROM A JOINT VENTURE

Litha has entered into various loan agreements related to its investment in the joint venture, as follows:

	2013	2012
	$	$
Industrial Development Corporation (“IDC”) loan receivable	9,340	9,906
Technology Innovations Agency (“TIA”) loan receivable	1,595	1,755

	10,935	11,661

IDC onward loan

The IDC bank loan was provided to Biovac bearing the same terms and conditions as the original loan from IDC as further discussed in Note 22. This loan receivable is secured by a mortgage bond of $7,598 (ZAR75,000) and a notarial bond of $5,065 (ZAR50,000) over all movable assets of Biovac excluding inventory, trade and other receivables and property, plant and equipment.

TIA loan

The TIA loan was provided to Biovac bearing the same terms and conditions as the original loan from TIA as further discussed in Note 22. This onward loan is unsecured.

15. OTHER FINANCIAL ASSETS

	Year ended December 31, 2013
	Carrying value beginning of period	Additions	Additions from business combinations	Net fair value movements	Disposals / Payments received	Carrying value end of period
	$	$	$	$	$	$
Available-for-sale investments	628	2,501	—	130	(77)	3,182
Loans and receivables	3,760	41,214	—	(245)	(2,450)	42,279
Derivatives	173	—	—	1,520	—	1,693

	4,561	43,715	—	1,405	(2,527)	47,154

Short-term financial assets						34,063
Long-term financial assets						13,091

	Year ended December 31, 2012
	Carrying value beginning of period	Additions	Additions from business combinations	Net fair value movements	Disposals / Payments received	Carrying value end of period
	$	$	$	$	$	$
Available-for-sale investments	2,385	—	—	(823)	(934)	628
Loans and receivables	5,562	4,000	410	200	(6,412)	3,760
Derivatives	1,364	—	—	(697)	(494)	173

Long-term financial assets	9,311	4,000	410	(1,320)	(7,840)	4,561

(a) Available-for-sale investments

	2013	2012
	$	$
Investment in common shares of Apeiron Biologics AG, a private Austrian company (see note (i) below)	2,000	—
Investment in common shares of Bioniche Life Sciences Inc., a public company listed on the Toronto Stock Exchange (see note (ii) below)	552	—
Investment in common shares of Isotechnika Pharma Inc., a public company listed on the Toronto Stock Exchange (see note (ii) below)	467	424
Other quoted equity shares	163	204

Available-for-sale investments (long-term)	3,182	628

15. OTHER FINANCIAL ASSETS (CONT’D)

(i)	Apeiron Biologics AG (“Apeiron”) is a private Austrian biotech company that develops immunological / biological therapies against cancer. On January 16, 2013, as part of the exclusive licensing agreement for APN311, the Company acquired 9,344 common shares of Apeiron for $2,000 (€1,529). The common shares are carried at cost as there are no quoted market prices in an active market and fair value has not been disclosed because fair value cannot be measured reliably.
(ii)	Bioniche Life Sciences Inc. (“Bioniche”) is a research-based, technology-driven Canadian biopharmaceutical company focused on the discovery, development, manufacturing, and marketing of proprietary and innovative products for human and animal health markets worldwide. Following the exclusive licensing agreement for UrocidinTM and the refinancing of Bioniche’s existing loan facility on June 5, 2013, discussed further in Note 15(b), the Company acquired 1,724,138 common shares of Bioniche for $500 on September 26, 2013.
(iii)	Isotechnika Pharma Inc. (“Isotechnika”) is an international biopharmaceutical company dedicated to the discovery, development and commercialization of novel immunosuppressive therapeutics for the treatment of autoimmune diseases and for use in the prevention of organ rejection in transplantation. During 2013, Isotechnika merged with Aurinia Pharmaceuticals Inc. (“Aurinia”). The new company, Aurinia, is a late stage biopharmaceutical company focused on the development of its novel therapeutic immunomodulating drug candidate, voclosporin, for the treatment of lupus nephritis.

During 2013, the Company disposed of a portion of its investment in Isotechnika for proceeds of $34 and recorded a loss of $98 (2012: proceeds of $196 and a loss of $178). During the year ended December 31, 2013 the Company re-classified a previously recorded impairment loss of $248 from “Other comprehensive loss” on the consolidated statement of comprehensive income to “Other finance expense” on the consolidated statement of income.

(b) Loans and receivables and derivatives

	2013 $	2012 $
Investment in a Secured Debenture in Bioniche Life Sciences Inc., a public company listed on the Toronto Stock Exchange (see note (i) below))	31,908	—
Investment in a Secured Debenture in Nuvo Research Inc., a public company listed on the Toronto Stock Exchange (see note (ii) below)	5,053	2,780
Investment in a Secured Debenture in Laboratoires Lavipharm S.A., a subsidiary of Lavipharm S.A. - a public company listed on the Athena Stock Exchange (see note (iii) below))	4,676	—
Investment in a Secured Convertible Debenture in Immuron Ltd, a public company listed on the Australian Securities Exchange (see note (iv) below)
Loans and receivables allocated amount	—	580
Conversion option	—	173
Litha foreign exchange forwards (see note (v) below)	1,693	—
Other loans and receivables	642	400

Loans and receivables	42,279	3,760

Derivatives	1,693	173

Short-term loans and receivables and derivatives	34,063	—
Long-term loans and receivables and derivatives	9,909	3,933

(i)	On June 5, 2013, in connection with the acquisition of the rights for UrocidinTM for Canada, Mexico and South Africa, from Bioniche, the Company entered into a funding agreement with Bioniche and refinanced Bioniche’s existing loan facility under which the Company provided $31,039 (US$30,000) bearing 13.25% interest in the form of a secured convertible debenture (“Bioniche Debenture”) that matures on July 1, 2014. The Bioniche Debenture was classified as “Loans and receivables”, recorded at fair value at the effective interest rate of 13.25% upon initial measurement and subsequently recorded at amortized cost using the effective interest method.

15. FINANCIAL ASSETS (CONT’D)

(ii)	On May 24, 2012, in connection with the acquisition of the rights to Synera® for Canada from Nuvo Research Inc. (“Nuvo”), the Company entered into a funding agreement with Nuvo under which the Company agreed to loan Nuvo $8,000 in two equal tranches of $4,000 each, as a secured debenture (“Nuvo Debenture”) bearing 15% interest that matures on May 26, 2016. The first tranche was advanced on May 25, 2012 and the second tranche was advanced on July 10, 2013. On the date of the second disbursement, the Company amended its agreement with Nuvo to include the right to a third tranche of $4,000 that can be drawn by Nuvo under certain conditions.

The Nuvo Debenture was classified as “Loans and receivables”, recorded at fair value at the effective interest rate of 15% upon initial measurement and subsequently recorded at amortized cost using the effective interest method.

(iii)	On April 18, 2013, the Company entered into a funding agreement with Laboratoires Lavipharm S.A. (“Lavipharm”) under which the Company loaned Lavipharm $3,500, as a secured debenture bearing 10% interest. On October 24, 2013, the Company amended its agreement with Lavipharm and loaned Lavipharm a second tranche of $1,250 bearing 10% interest. The first and second tranche mature on April 17, 2018 and October 24, 2018, respectively. Moreover, the amendment includes the right to a third tranche of $3,230 that can be drawn by an affiliate of Lavipharm no later than April 24, 2014.

The Lavipharm Debenture was classified as “Loans and receivables”, recorded at fair value at the effective interest rate of 10% upon initial measurement and subsequently recorded at amortized cost using the effective interest method.

(iv)	On November 28, 2011, in connection with the acquisition of the rights to Travelan® for Canada, Sub-Saharan Africa and Latin America from Immuron Ltd (“Immuron”), the Company entered into a funding agreement with Immuron under which the Company agreed to loan Immuron $1,500 in two tranches bearing 10% interest in the form of a secured convertible debenture (“Immuron Debenture”). The first tranche of $1,000 was advanced on November 28, 2011 and the second tranche of $500 was advanced on February 18, 2013.

The loan and conversion option of the Immuron Debenture were initially recognized as a pro-rata of their respective weighted average fair values. The fair value of the conversion option was obtained by using the Black-Scholes option pricing model, adjusted for credit risk, using the following assumptions, as at December 31, 2012: volatility factor: 188%, risk free interest rate: 2.82% and time to expiry: 2 years. The fair value of the loan portion of the Immuron Debenture was obtained by determining the present value of the interest and the principal using a discount rate of 19%. The conversion option and warrants were classified as “Derivatives” and in compliance with IAS 39 are carried at fair value. The loan portion was classified as “Loans and receivables”, recorded at fair value upon initial measurement and subsequently recorded at amortized cost using the effective interest method.

For the year ended December 31, 2013, the Company recorded an unrealized loss on the derivative financial instrument described above of $173 (2012: $384) and accreted interest on the loan portion of the above debenture of $84 (2012: $137).

During 2013, the Company, as part of its on-going assessment of investment carrying values, and due to Immuron’s significant financial difficulties, determined its investment in Immuron to be permanently impaired, and recorded a write-down of $1,165 in “Other finance expense” on the consolidated statement of income under the Paladin reporting segment.

(v)	During 2013, Litha has entered into several foreign exchange forward contracts to ZAR with maturity dates between January 2, 2014 to June 23, 2014, as follows:

Instrument currency	Notional amount of contracts outstanding	Forward exchange rate
USD	30,552	9.42 to 10.75
EURO	1,441	13.47 to 14.29
GBP	2,431	13.95 to 14.90

16. PROPERTY, PLANT AND EQUIPMENT

	Building under finance lease	Machinery and equipment	Motor vehicles	Furniture and fixtures	Computer equipment and software	Total
	$	$	$	$	$	$
Cost as at December 31, 2011	—	127	—	336	261	724

Additions	—	809	52	139	453	1,453
Additions from business combinations (Note 5)	7,898	538	320	421	401	9,578
Disposals and write-offs	—	(156)	(42)	(6)	(56)	(260)
Foreign currency translation	(417)	(28)	(17)	(23)	(21)	(506)

Cost at December 31, 2012	7,481	1,290	313	867	1,038	10,989

Additions	—	602	45	26	466	1,139
Additions from business combinations (Note 5)	—	—	—	5	—	5
Disposals and write-offs	—	(145)	(12)	(51)	(23)	(231)
Foreign currency translation	(1,016)	(177)	(44)	(69)	(70)	(1,376)

Cost at December 31, 2013	6,465	1,570	302	778	1,411	10,526

Accumulated depreciation as at December 31, 2011	—	70	—	329	163	562

Depreciation charge	284	105	54	75	208	726
Disposal and write-offs	—	—	—	—	(53)	(53)
Foreign currency translation	—	—	—	—	—	—

Accumulated depreciation as at December 31, 2012	284	175	54	404	318	1,235

Depreciation charge	577	379	65	122	349	1,492
Disposal and write-offs	—	—	—	—	—	—
Foreign currency translation	(70)	(29)	(11)	(16)	(18)	(144)

Accumulated depreciation as at December 31, 2013	791	525	108	510	649	2,583

Net book value as at December 31, 2012	7,197	1,115	259	463	720	9,754

Net book value as at December 31, 2013	5,674	1,045	194	268	762	7,943

Depreciation expense of $198 (2012: $23) has been charged to cost of goods sold.

Litha’s property, plant and equipment, with a net book value of $7,483 as at December 31, 2013 (2012: $9,340), has been pledged as security for its long-term liabilities further discussed in Notes 22 and 31.

17. INTANGIBLE ASSETS

$
Cost as at December 31, 2011	136,421

Additions (i)	3,111
Additions from business combinations (Note 5)	104,600
Disposals and write-offs (i)	(2,045)
Foreign currency translation	(5,417)

Cost as at December 31, 2012	236,670

Additions (i)	26,627
Additions from business combinations (Note 5)	1,473
Disposals and write-offs (i)	(182)
Foreign currency translation	(13,477)

Cost as at December 31, 2013	251,111

Accumulated amortization as at December 31, 2011	108,856

Amortization charge	16,132
Disposals and write-offs	(1,192)
Foreign currency translation	23

Accumulated amortization as at December 31, 2012	123,819

Amortization charge	20,372
Disposals and write-offs	—
Foreign currency translation	(1,028)

Accumulated amortization as at December 31, 2013	143,163

Net book value as at December 31, 2012	112,851

Net book value as at December 31, 2013	107,948

(i)	Included in the additions and disposals and write-offs for the year 2013 is a probable future license payment of $2,373 and $nil, respectively (2012: $2,000 and ($853), respectively).

The carrying amount and the remaining amortization period of the Company’s major intangible assets are as follows:

	2013 $	2012 $	Remaining amortization period in months at December 31,2013

Binotal license for Mexico and certain countries in Central and South America	21,437	—	114 months
Tramadol license for Canada and rest of the world	4,999	11,665	9 months
Dermatology-based license agreement for South Africa	3,682	4,576	162 months

18. GOODWILL

$
Cost as at December 31, 2011	—

Additions from business combinations (Note 5)	38,152
Foreign currency translation	(1,976)

Cost and net book value as at December 31, 2012	36,176

Additions from business combinations (Note 5)	365
Foreign currency translation	(4,887)

Cost and net book value as at December 31, 2013	31,654

On January 1, 2013, the Company allocated the goodwill created as a result of its acquisition of Litha on July 2, 2012 to the Litha group of CGUs, which is also an operating and reportable segment, as this represents the lowest level within the Company at which management monitors goodwill. This represents $31,289 of total goodwill at December 31, 2013.

The Company completed the annual impairment test as at December 31, 2013 and did not identify any impairment. The average pre-tax discount rate applied to cash flow projections is 19.16% (2012: 14.67%) and terminal growth rate beyond the five-year period is 5.79%.

19. PAYABLES, ACCRUALS AND PROVISIONS

	2013	2012
	$	$
Trade payables	40,527	27,855
Accrued expenses	18,626	12,736
Provisions	3,303	4,745
Payables to related parties	4,529	2,771
Finance liabilities	—	1,200
Other payables	513	858

	67,498	50,165

The following table presents the change in the provisions:

	Restructuring-related provisions	Product-related provisions	Total provisions
	$	$	$
Balance at December 31, 2011	3,631	3,136	6,767

Charges	—	1,876	1,876
Utilization	(3,367)	(531)	(3,898)

Balance at December 31, 2012	264	4,481	4,745

Charges	—	230	230
Utilization	(264)	(1,408)	(1,672)

Balance at December 31, 2013	—	3,303	3,303

Restructuring-related provisions related to the restructuring plan initiated by the Company in conjunction with the Labopharm acquisition in 2011. These provisions primarily provided for severance obligations and certain contract settlement costs. The other provisions are mostly product agreement related exposures and are part of the normal course of business.

20. RELATED PARTY DISCLOSURES

Joddes Limited (“Joddes”), a private Canadian corporation, together with its affiliates control in aggregate approximately 34% of the outstanding shares of the Company as at December 31, 2013, and one director of the Company, the Company’s President and CEO, is related to this group.

The Company engages a wholly-owned subsidiary of Joddes to provide logistics services including: customer service, warehousing, shipping, invoicing, collection services and certain manufacturing and selling services on behalf of the Company. The logistics services agreement is for a period of 5 years ending in 2018 with options to renew extending the term to 2020 and beyond. This variable rate logistic services agreement invoices costs per product line depending on product-specific characteristics and contains no fixed minimum components. Either party may terminate this agreement with a twelve month notice period. The Company also engages this affiliate to perform certain research and development and selling services on a contractual pay-for-use basis.

The Company has also entered into contractual royalty agreements with a wholly-owned subsidiary of Joddes for certain legacy and over-the-counter products. The terms of these arrangements vary whereby the Company may earn a royalty fee based on certain established terms relating to the performance of the respective products such as through a percentage of net sales or as a percentage of a defined product contribution.

The table below reflects all transactions and services with Joddes carried-on in the normal course of operations, which include those referred to in the agreements described above, as well as revenues from a wholly-owned subsidiary of Joddes:

	Years ended December 31
	2013	2012
	$	$
Revenues	615	617
Purchases	1,540	11,069
Selling, general and administrative	4,863	7,881
Research and development	824	671

As at December 31, 2013, the Company has a balance payable to a wholly-owned subsidiary of Joddes, included in Payables, accruals and provisions on the consolidated balance sheet, of $1,286 (December 31, 2012: $1,582).

Pharmaplan

At July 1, 2012, the Company owned a 44.99% interest in the common shares of Pharmaplan and considered this investment a related party. On July 2, 2012, the Company acquired the 55.01% interest in Pharmaplan which it did not own for a cash consideration of $38,150 and the issuance of 88,948 common shares at $44.97 per share. In conjunction with the acquisition of the remaining 55.01% interest in Pharmaplan the Company, in accordance with IFRS, revalued its investment in Pharmaplan at $30,774 and recorded a gain of $12,294 under “Gain on revaluation of equity investment” in the consolidated statement of income.

During the year ended December 31, 2012, Pharmaplan declared and paid dividends of ZAR60,000, the Company’s share was ZAR26,994 or $3,319.

Litha related entities

During 2013, Litha invoiced Biovac, a related joint venture, logistics fees of $4,754 (ZAR44,428) which are included in the consolidated statement of income under revenues and the corresponding costs under share of net loss from a joint venture. In addition, during the same period, Litha has paid rental fees of $704 (ZAR6,582) to an associate. During the six months ended December 31, 2012, Litha invoiced Biovac, a related joint venture, logistics fees of $2,006 (ZAR17,115) which are included in the consolidated statement of income under revenues and the corresponding costs under share of net loss from a joint venture. In addition, during the same period, Litha has paid rental fees of $344 (ZAR2,937) to an associate. In addition, Litha paid underwriting fees of $586 (ZAR5,000) to one of its significant shareholders.

As at December 31, 2013, the Company has a balance payable to a jointly controlled entity and shareholders of Litha, included in Payables, accruals and provisions on the consolidated balance sheet, of $3,243 (December 31, 2012: $1,189).

All transactions with related parties, except for the Pharmaplan strategic partnership transaction described above, are carried out in the normal course of operations. The accounts payable to related parties are on normal commercial terms and conditions and are non-interest bearing.

20. RELATED PARTY DISCLOSURES (CONT’D)

The following table presents the principal subsidiaries and joint venture of the Company as at December 31, 2013.

Name	Country of registration	%		Nature of business
Principal subsidiaries
Labopharm Europe Ltd.	Ireland	100		Develop, acquire, in-license, market and distribute innovative pharmaceutical products internationally
Paladin Labs (Barbados) Inc.	Barbados	100		Develop, acquire, in-license, market and distribute innovative pharmaceutical products internationally
Paladin Labs (USA) Inc.	USA	100		Develop, acquire, in-license, market and distribute innovative pharmaceutical products in the United States
Laboratorios Paladin SA	Mexico	50.01		Search, acquire, commercialize specialty pharmaceutical and medical products in Mexico and Latin America
Litha Healthcare Group Ltd.	South Africa	67.30		Search, acquire, commercialize specialty pharmaceutical and medical products in South Africa and sub-Saharan African region
Pharmaplan (Pty) Ltd.	South Africa	67.30		Search, acquire, commercialize specialty pharmaceutical products in South Africa and sub-Saharan African region
Litha Medical (Pty) Ltd.	South Africa	67.30		Search, acquire, commercialize specialty medical devices and complementary products in South Africa and sub-Saharan African region
Joint venture
The Biologicals and Vaccines Institute of Southern Africa (Pty) Limited	South Africa	52.5	(i)	Planned manufacturing of vaccines and the distribution of vaccines in South Africa and SADC region

(i)	The Company has an ownership interest of 67.30% in Litha which has an ownership interest of 85% in the Biovac Consortium Proprietary Limited (“Biovac Consortium”) which has an ownership interest of 52.5% in Biovac

21. FINANCE LEASE LIABILITY

As part of the Labopharm acquisition, the Company had acquired a finance lease for a building in Laval, Quebec. The lease had terms of renewal but no purchase options and escalation clauses. The renewal was at the Company’s option. The finance lease present value was calculated using a 3.25% interest rate and according to the original terms had a maturity date of March 31, 2018. During 2012, the Company fully discharged its finance lease liability through an assignment agreement, disbursed $3,366 and recorded a net gain of $2,108 which is included in the consolidated statements of income under other income.

As part of the Litha acquisition, further discussed in Note 5, the Company has assumed a finance lease for a building in which Litha’s headquarters are located that is owned and managed by an associate – refer to Note 12 for additional details. The lease has an original term of ten years with a three-year renewal period at the Company’s option which extends the term to April 1, 2025, an 8% yearly escalation clause and no purchase options. The finance lease present value is calculated using a 10.21% interest rate.

Future minimum lease payments under the finance lease together with the present value of the net minimum lease payments are as follows:

	December 31, 2013		December 31, 2012
	Minimum payments $	Present value of the payments $	Minimum payments $	Present value of the payments $
Within one year	728	724	805	796
Between one and five years	3,443	903	3,726	701
More than five years	7,816	4,965	10,143	6,142

Total minimum lease payments	11,987	6,592	14,674	7,639
Less: finance charges	(5,395)	—	(7,035)	—

Present value of minimum lease payments	6,592	6,592	7,639	7,639

Current finance lease liability		724		796
Long-term finance lease liability		5,868		6,843

22. LONG-TERM LIABILITIES

	2013 $	2012 $

Rand Merchant Bank (“RMB”) term loan (i)	1,693	1,775
RMB preference share loan (ii)	2,532	2,930
Heber Biotech loan (iii)	950	1,099

Current portion of long-term liabilities	5,175	5,804

RMB term loan (i)	2,966	5,462
RMB preference share loan (ii)	7,112	11,205
IDC bank loan (iv)	9,340	9,906
TIA loan (v)	1,595	1,754

Long-term portion of long-term liabilities	21,013	28,327

Long-term liabilities	26,188	34,131

(i)	The RMB loan was issued in 2011 at a fixed interest rate of 10.12% for $7,091 (ZAR70,000) and a variable rate of the Johannesburg Interbank Agreed Rate (“JIBAR”) plus 3.1% (8.23% as at December 31, 2013) for $1,013 (ZAR10,000) of the total $8,104 (ZAR80,000) RMB term loan. The loan is repayable quarterly over a five year period. All subsidiaries of Litha with the exception of Biovac Consortium have provided cross guarantees, cession of trade receivables, inventories and a notarial bond over their property plant and equipment to RMB.
(ii)	The RMB preference share loan of $12,663 (ZAR125,000) was issued in 2012 at a rate of 72% of JIBAR plus 3.55% (7.26% as at December 31, 2013) and is repayable over a five year period into a redemption reserve account. The funds held in the redemption account, within three years after issuance at Litha’s election and automatically thereafter, are utilized to redeem the preference share loan. The RMB preference share loan was categorized as a financial liability. As at December 31, 2013, the balance in the redemption reserve account was $nil. In addition to the security provided above, RMB has a cession of the redemption reserve account.
(iii)	The Heber Biotech loan is due on demand, is unsecured and does not bear interest.
(iv)	The IDC bank loan was issued in 2011 for an original amount of $7,957 (ZAR75,000). Interest is calculated on the loan at 3% of the after-tax internal rate of return on advances made under the loan. Repayments comprising of both interest and capital are payable annually in amounts equal to 35% of the net profit of Biovac. Repayments are due 6 months from the end of each financial year following the third anniversary of the drawdown date (August 2011) until the loan is repaid in full. If on the last day of the eighth year from the first drawing date, the loan and capitalised interest have not been repaid in full, the outstanding balance will become payable. As security, the shareholders of Biovac have provided a cession of the shareholder loans advanced to Biovac Consortium and a cession and pledge of all the shares in Biovac by the shareholders, in each case, in favour of the IDC. In addition, Biovac Consortium provided a cession of proceeds received from certain security (comprising a general notarial bond of $5,065 (ZAR50,000) and a mortgage bond of $7,957 (ZAR75,000) over a property in Cape Town held by Biovac Consortium in Biovac) and cession of all proceeds received from Biovac including all dividends and repayment of shareholders’ loans. The amount has been onward loaned to Biovac.
(v)	The TIA loan of $1,225 (ZAR12,097) was issued in 2009 for the benefit of Biovac, has a total term of eight years and is secured by a special notarial bond in favour of TIA. Repayments will only be made when the board of Biovac considers that it is in a financial position to make such payments. Interest is charged at prime less 3% (5.5% as at December 31, 2013) capitalised and compounded monthly in arrears.

The Company has a $15,000 extendable revolving unsecured credit facility in place with one of the Company’s bankers which may be used to manage foreign exchange exposure or for general corporate purposes. As at December 31, 2013, $216 is being utilized for certain operational letter of credits (2012: $1,000).

23. SHARE CAPITAL

Authorized

100,000,000 common shares without nominal or par value.

Issued and outstanding

	Year ended December 31, 2013
	Balance beginning of year	Issued through a private placement	Exercise of share options	Employee share purchase plan	Share buy-back	Balance end of period
Number of shares	20,405,360	—	349,234	5,727	—	20,760,321
Amount ($)	172,282	—	9,225	369	—	181,876

	Year ended December 31, 2012
	Balance beginning of year	Issued through a private placement (i)	Exercise of share options	Employee share purchase plan	Share buy-back	Balance end of period
Number of shares	20,270,836	88,948	96,727	7,565	(58,716)	20,405,360
Amount ($)	166,681	4,000	1,760	326	(485)	172,282

(i)	On July 2, 2012, as part of the Pharmaplan / Litha acquisition the Company issued 88,948 common shares at a price of $44.97 per common share for a total of $4,000 – refer to Note 5 for additional details.

SHARE OPTION PLANS

The Company has an equity-settled Share Option Plan (“Paladin Plan”) in place for the benefit of certain employees, directors and officers of the Company to purchase an aggregate maximum of 4,432,405 common shares. Options issued to employees under the Paladin Plan expire seven years from the grant date and generally vest over three to four years. A significant portion of the Company’s share options issued to employees are exercisable and may become vested depending upon the level of achievement of financial performance targets by the Company, as measured cumulatively over three financial years beginning with the reference financial year in which the options are granted. Certain other options vest in equal annual tranches with the passage of time. Options issued to the Board of Directors under the Paladin Plan expire seven years from the grant date, vest immediately upon grant and are expensed in the year they are granted. Share-based compensation is accounted for using the fair value method using the Black-Scholes option-pricing model. The attributed exercise price for option grants per the Paladin Plan cannot be less than the closing price per common share on the date of the grant. As at December 31, 2013, 1,286,303 (December 31, 2012 – 1,399,311) common share options remain available under the Plan.

Litha has an equity-settled Share Incentive Scheme (“Litha Plan”) in place for the benefit of certain South African employees and directors of Litha to purchase an aggregate maximum of 60,000,000 common shares. Options issued to employees under the Litha Plan expire five years from the grant date and vest according to the following schedule: for options issued prior to January 1, 2010, the vesting period is five years with 25% of the options vesting two years from the grant date and a further 25% on each subsequent anniversary thereof; for options issued after January 1, 2010, the vesting period is three years with all options vesting at the end of year three. The attributed exercise price for option grants is the closing price per common share on the date of the grant. As at December 31, 2013, 40,744,656 (December 31, 2012 - 24,539,304) common share options remain available under the Litha Plan.

23. SHARE CAPITAL (CONT’D)

SHARE PURCHASE PLAN

The Company has a Share Purchase Plan (“Purchase Plan”) allowing permanent employees and directors of the Company to purchase up to 200,000 common shares at listed market prices from treasury. During the year ended December 31, 2013, 5,727 (2012: 7,565) shares were issued from treasury at fair market value under the Purchase Plan. As at December 31, 2013, 94,814 (2012: 100,541) common shares reserved for stock purchase arrangements remain available under the Purchase Plan.

Under the Purchase Plan, the Company will contribute 25% of employees’ contributions to a maximum of 10% of the employees’ salary in the form of common shares if the employee remains employed by the Company and has held the original shares for two years from the original purchase date. The Company’s contribution in common shares is calculated using the lesser of the original common share value at the original purchase date and the date of the Company’s contribution.

During the year ended December 31, 2013, the Company issued 1,412 shares (2012: 1,471) representing its 25% contribution.

Share option issuances and compensation expense

The Company recorded share option compensation expense with a corresponding credit to other paid-in capital and determined the fair value of share options under the Black-Scholes option pricing model using the following assumptions:

	Years ended December 31
	2013	2012
Share-based compensation expense	$2,205	$2,440
Weighted average fair value of options	$10.87	$10.88
Weighted average risk-free interest rate	1.27%	1.30%
Dividend yield	Nil	Nil
Weighted average volatility factor	27%	29%
Annualized forfeiture rate	7.08%	7.09%
Weighted average expected life	4.0 years	4.1 years

In addition, the Company has recorded a share option compensation expense related to the Litha plan, with a corresponding credit to non-controlling interest and determined the fair value of share options under the Black-Scholes option pricing model using the following assumptions:

	Year ended December 31, 2013	Six months ended December 31, 2012
Share-based compensation expense	$964	$776
Weighted average fair value of options	$0.24	$0.23
Weighted average risk-free interest rate	5.98%	5.99%
Dividend yield	Nil	Nil
Weighted average volatility factor	44%	42%
Annualized forfeiture rate	4.45%	5.16%
Weighted average expected life	3.0 years	2.3 years

23. SHARE CAPITAL (CONT’D)

The changes to the number of share options granted by the Company and their weighted average exercise price are as follows:

	2013		2012
	#	Weighted average exercise price $	#	Weighted average exercise price $
Balance at January 1st	1,413,618	25.95	1,215,175	20.02
Options granted	309,702	51.08	344,155	43.64
Options exercised	(349,234)	19.60	(96,727)	12.56
Options expired/forfeited	(98,347)	42.04	(48,985)	29.48

Balance at December 31st	1,275,739	32.55	1,413,618	25.95

Options exercisable at December 31st	555,458	18.03	586,032	15.47

The range of exercise prices for share options outstanding at December 31, 2013 was $10.80 to $60.65. The weighted average remaining contractual life for the share options outstanding at December 31, 2013 is 48 months. The expected life of the share options is based on historical data and current expectation and is not necessarily indicative of exercise patterns that may occur. Volatility is determined based on the four-year share price history. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may also not necessarily be the actual outcome.

The changes to the number of share options granted by Litha and their weighted average exercise price are as follows:

	2013		2012
	#	Weighted average exercise price ZAR	#	Weighted average exercise price ZAR
Balance at beginning of period (i)	35,460,696	2.38	26,202,435	2.15
Options granted	—	—	9,258,261	3.02
Options exercised	(14,311,834)	1.39	—	—
Options expired/forfeited	(1,893,518)	2.32	—	—

Balance at December 31st	19,255,344	2.41	35,460,696	2.38

Options exercisable at December 31st	5,185,926	1.47	903,633	0.87

(i)	The Company acquired Litha on July 2, 2012 and consequently the beginning of period in the table above is July 2 for the year 2012 and January 1 for the year 2013.

The range of exercise prices for share options outstanding at December 31, 2013 was $0.85 to $3.70. The weighted average remaining contractual life for the share options outstanding at December 31, 2013 is 37 months. The expected life of the share options is based on historical data and current expectation and is not necessarily indicative of exercise patterns that may occur. Volatility is determined based on the three-year (2012: two-year) share price history. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may also not necessarily be the actual outcome.

SHARE BUYBACK

The Company has an automatic share purchase plan with a broker in order to facilitate repurchases of its common shares under its normal course issuer bid. The Company’s broker may repurchase shares under the normal course issuer bid at any time including, without limitation, when the Company would ordinarily not be permitted to due to regulatory restrictions or self-imposed blackout periods.

On February 28, 2013, the Company received regulatory approval from the Toronto Stock Exchange (“TSX”) to carry out a normal course issuer bid effective March 4, 2013. The Company had been authorized to purchase up to 906,669 of its common shares in the twelve-month period following the bid’s effective date. The Company has not repurchased any of its common shares during the year ended December 31, 2013.

During the year ended December 31, 2012, under the terms of the normal course issuer bid approved in 2011, the Company repurchased and cancelled 58,716 common shares at an average price of $38.79 for cash consideration of $2,278 resulting in an excess of purchase price over stated capital of common shares of $1,793 which was charged to retained earnings. The normal course issuer bid expired on May 29, 2012.

24. REVENUES

	Years ended December 31
	2013 $	2012 $
Product revenues	271,050	205,633
Royalty and license revenues	5,798	4,567

	276,848	210,200

25. EMPLOYEE BENEFIT EXPENSES

	Years ended December 31
	2013 $	2012 $
Wages and salaries	24,415	17,257
Cost of share-based incentive plans	3,317	3,269
Other employee costs	4,451	2,875

	32,183	23,401

The compensation earned by key management personnel (including directors) in aggregate was as follows:

	Years ended December 31
	2013 $	2012 $
Wages and salaries	3,304	2,876
Cost of share-based incentive plans	1,456	1,833
Other employee costs	457	322

	5,217	5,031

The Company’s Canadian key management personnel (excluding directors) have entered into an agreement whereby, in the event of a change of control, Canadian key management would receive an agreed upon compensation assuming his or her employment was terminated as a result of a change of control. The amount of the compensation is calculated as the aggregate of the product of yearly base salary and years of service multiple, the average of the last two year bonus payment and health and dental benefits for the lesser of 18 months or up until the joining of a new employer plan, amounting to $3,633 as at December 31, 2013.

26. RESEARCH AND DEVELOPMENT

The Company incurred research and development expenditures, which are eligible for investment tax credits. The investment tax credits recorded are based on management’s estimates of amounts expected to be recovered and are subject to audit by the taxation authorities.

The amounts can be summarized as follows:

	Years ended December 31
	2013 $	2012 $
Research and development expenditures	8,942	8,464
Government and private assistance	—	(25)
Investment tax credits related to prior years	(319)	(645)

	8,623	7,794

26. RESEARCH AND DEVELOPMENT (CONT’D)

The Company has Canadian federal investment tax credits from SR&ED expenditures amounting to $29,379 (2012: $31,186) which expire between 2022 and 2032 of which $21,249 (2012: $24,840) have been recognized in the consolidated balance sheets under the caption “Investment tax credits recoverable”.

Investment tax credits
$
Expiring in
2022	1,481
2023	1,769
2024	3,018
2025	4,469
2026	4,040
2027	6,485
2028	3,832
2029	2,203
2030	1,446
2031	373
2032	263

29,379

27. OTHER FINANCE EXPENSE

	Years ended December 31
	2013 $	2012 $

Interest income arising from:
- cash, cash equivalents and marketable securities	(4,502)	(3,895)
- loans and receivables	(4,237)	(1,565)

Interest income	(8,739)	(5,460)

Interest expense arising from:
- bank overdraft	185	24
- loans and long-term liabilities	2,661	1,734
- finance lease liability	734	374
- other interest expense	67	49

Interest expense	3,647	2,181

Other finance expense arising from:
- accreted interest income	(106)	(372)
- net loss on equity investments	343	575
- net loss on loans and receivable	1,073	—
- net loss on derivative financial instruments	173	961

Other finance expense	1,483	1,164

28. OTHER INCOME

	Years ended December 31
	2013 $	2012 $
Settlement of finance lease liability	—	(2,108)
Disposal of intangible assets	(340)	(974)
Disposal of property, plant and equipment	(569)	—
Other loss	10	47

	(899)	(3,035)

29. EARNINGS PER SHARE

Basic

Basic earnings per share are calculated by dividing the net income attributable to shareholders of the Company by the weighted average number of common shares outstanding during the year.

	Years ended December 31
	2013	2012
Net income attributable to shareholders of the Company	$51,872	$59,906
Weighted average number of common shares outstanding	20,596,769	20,347,805

Basic earnings per share	$2.52	$2.94

Diluted

Diluted earnings per share have been calculated after adjusting the weighted average number of shares used in the basic calculation to assume the conversion of all potentially dilutive shares. A potentially dilutive share for the Company consists of employee share options where the exercise price is below the average market price of the Company’s shares during the year and any performance conditions attached to the employee share options have been met at the balance sheet date.

	Years ended December 31
	2013	2012
Net income attributable to shareholders of the Company	$51,872	$59,906
Weighted average number of common shares outstanding	20,596,769	20,347,805
Adjustment for share options	701,328	598,373
Weighted average number of common shares outstanding (diluted)	21,298,097	20,946,178

Diluted earnings per share	$2.44	$2.86

30. SEGMENT INFORMATION

The Company, prior to the Litha acquisition effective July 2, 2012, had one reportable segment, namely the research and, development, in-licensing, acquisition, marketing and distribution of pharmaceutical products in Canada and internationally. The Litha acquisition represents a significant financially distinct component of the Company’s operations whose operating results are regularly reviewed by the Company’s Chief Executive Officer in making decisions about resources to be allocated to the segment and in assessing its performance. For internal management reporting purposes, the Company is now structured and presents its financial information in two separate operating segments as follows:

1.	Paladin Canada and rest of the world excluding Africa (“Paladin”): focused on the in-licensing, acquisition, marketing, distribution and development of pharmaceutical products in Canada and internationally (excluding the South African and SADC market which is part of the Africa (Litha) segment below). The Paladin group carries out business mainly in Canada with certain operating revenue streams in Europe, Barbados, United States of America, Australia and New Zealand. Substantially all of the Paladin group tangible assets are located in Canada. In addition, the operating segment earns interest income from the investment of its excess cash.

2.	Africa (“Litha”): focused on in-licensing, acquisition, marketing, distribution, assembly and research and development of medical devices and consumables as well as in-licensing, distribution and establishing manufacturing capacity in the biotechnology area of vaccines South Africa and the SADC region.

No other operating segments have been aggregated to form the above reportable operating segments. Management monitors the operating results of its segments separately for the purpose of making decisions about resource allocation and performance assessments. Segment performance is evaluated based on revenue growth, earnings before under-noted items and net income (loss) and is measured consistently with revenue growth, earnings before undernoted items and net income (loss) in the annual audited consolidated financial statements.

	Paladin	Litha	Consolidated
Year ended December 31, 2013	$	$	$
Revenues from external customers	165,207	111,641	276,848
Segment net income (loss)	51,853	27	51,880

Cash flows from operating activities	84,964	5,747	90,711
Cash flows from investing activities	(108,129)	(1,794)	(109,923)
Cash flows from financing activities	7,116	(928)	6,188

	Paladin	Litha	Consolidated
Year ended December 31, 2012	$	$	$
Revenues from external customers	153,873	56,327	210,200
Segment net income (loss)	61,065	(2,710)	58,355

Cash flows from operating activities	68,048	1,555	69,603
Cash flows from investing activities	(22,705)	4,373	(18,332)
Cash flows from financing activities	(4,666)	(413)	(5,079)

	Paladin	Litha	Consolidated
Segment current assets	$	$	$
December 31, 2013	317,399	65,674	383,073
December 31, 2012	296,895	51,275	348,170

Segment long-term assets
December 31, 2013	81,423	153,245	234,668
December 31, 2012	70,673	185,674	256,347

Segment current liabilities
December 31, 2013	62,922	45,682	108,604
December 31, 2012	59,270	33,413	92,683

Segment long-term liabilities
December 31, 2013	4,490	45,963	50,453
December 31, 2012	1,733	59,586	61,319

30. SEGMENT INFORMATION (CONT’D)

Investment in associates
December 31, 2013	—	1,020	1,020
December 31, 2012	—	626	626

Investment in a joint venture
December 31, 2013	—	25,733	25,733
December 31, 2012	—	30,476	30,476

There are no significant inter-segment operating transactions and adjustments.

Revenues by geographic region are detailed as follows:

	Years ended December 31
	2013	2012
	$	$
Canada	144,659	142,940
Rest of the world excluding Canada and Africa	20,548	10,933

Canada and rest of the world excluding Africa	165,207	153,873
Africa	111,641	56,327

	276,848	210,200

Long-term assets by geographic region are comprised of intangible assets, goodwill, investment in a joint venture, property, plant and equipment and investment in associates, detailed as follows:

	2013	2012
	$	$
Canada	8,847	14,243
Rest of the world excluding Canada and Africa	25,019	4,271

Canada and rest of the world excluding Africa	33,866	18,514
Africa	140,431	171,369

	174,297	189,883

31. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT OBJECTIVES

The Company’s Investment Policy regulates the investment activities relating to cash resources. An Investment Committee composed of representatives from management and the Board of Directors monitors compliance with said policy. The Company invests in strategic investments in the form of equity or strictly in liquid, high-grade investment securities with varying terms to maturity, selected with regard to the expected timing of investments and expenditures for continuing operations and prevailing interest rates.

	Carrying amount		Fair Value
	2013	2012	2013	2012
	$	$	$	$
Financial assets

Cash and cash equivalents	105,641	118,744	105,641	118,744
Marketable securities	151,422	146,258	151,422	146,258
Trade and other receivables	40,729	38,587	40,729	38,587
Other current assets	340	412	340	412
Loans receivable from a joint venture	10,935	11,661	10,935	11,661
Other financial assets
Loans and other receivables	42,279	3,760	42,279	3,760
Available-for-sale financial investments	3,182	628	3,182	628
Derivatives	1,693	173	1,693	173

Total financial assets	356,221	320,223	356,221	320,223

Financial liabilities
Bank overdraft	7,573	7,044	7,573	7,044
Payables, accruals and provisions	67,498	50,165	67,498	50,165
Other balances payable	125	2,000	125	2,000
Current portion of long-term liabilities	5,175	5,804	5,175	5,804
Long term loans and other balances payable	2,688	—	2,688	—
Long-term portion of long-term liabilities	21,013	28,327	21,013	28,327

Total financial liabilities	104,072	93,340	104,072	93,340

Financial assets and liabilities – fair values

The long-term liabilities were recorded at their discounted value, using discount rates between 5.5% and 10.18% (December 31, 2012: 5.5% and 10.18%), and approximates their fair value. These financial liabilities are categorized in Level 3 of the fair value hierarchy. Long-term loans and receivables are categorized in Level 3 of the fair value hierarchy.

The Company uses the following hierarchy for determining and disclosing the fair value of financial instruments by valuation technique:

Level 1: quoted (unadjusted) prices in active markets for identical assets or liabilities

Level 2: other techniques for which all inputs which have a significant effect on the recorded fair value are observable, either directly or indirectly

Level 3: techniques which use inputs which have a significant effect on the recorded fair value that are not based on observable market data.

	2013	Level 1	Level 2	Level 3
	$	$	$	$
Assets measured at fair value
Marketable securities	151,422	144,422	7,000	—
Available-for-sale financial investments	3,182	1,182	2,000	—
Derivatives	1,693	—	1,693	—

Total	156,297	145,604	10,693	—

31. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT OBJECTIVES (CONT’D)

	2012	Level 1	Level 2	Level 3
	$	$	$	$
Assets measured at fair value
Marketable securities	146,258	143,060	3,198	—
Available-for-sale financial investments	628	628	—	—
Derivatives	173	—	173	—

Total	147,059	143,688	3,371	—

MANAGEMENT OF CAPITAL

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to provide returns for shareholders and to maintain a flexible capital structure which optimizes the cost of capital at acceptable risk.

The Company’s capital structure is composed of equity attributable to the shareholders of the Company. The basis for the Company’s capital structure is dependent on the Company’s expected growth and changes in the business environment. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new common shares, issue debt, acquire or dispose of assets or adjust the amount of cash and cash equivalents, marketable securities, loans receivable from a joint venture, financial assets, bank overdraft and long-term liabilities. The details of the Company’s normal course issuer bids are disclosed in Note 23.

The Company expects that its current capital resources will be sufficient to carry on its operations for the foreseeable future and is not subject to any capital requirements imposed by a regulator or third parties other than certain covenants under the term of certain of its long-term liabilities and bank overdraft agreements. The Company is in compliance with these covenants and monitors them on an ongoing basis.

LIQUIDITY RISK

All financial liabilities with the exception of the long-term portion of the long-term liabilities are current. The Company generates sufficient cash from operating activities to fund its operations and fulfill its obligations as they become due. The Company has sufficient funds available through its cash, cash equivalents and marketable securities, should its cash requirements exceed cash generated from operations to cover all financial liability obligations. As at December 31, 2013, there were no restrictions on the flow of these funds nor have any of these funds been committed in any way, except as set out in Note 32.

The following table is a maturity analysis for the Company’s financial liabilities with maturities that are greater than one year at December 31, 2013 for each of the next five years and thereafter based on contractual undiscounted payments.

	2014	2015	2016	2017	2018	Thereafter	Total
	$	$	$	$	$	$	$
Long-term liabilities	4,225	4,398	3,556	3,641	—	9,340	25,160
Interest payable on long-term liabilities	1,010	653	292	419	—	5,620	7,994

Total	5,235	5,051	3,848	4,060	—	14,960	33,154

CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

The Company considers its maximum credit risk to be $84,701 (December 31, 2012: $42,520) which is the total of the following financial assets: trade and other receivables, loans and other receivables and derivatives. The Company’s cash, cash equivalents, marketable securities, short-term and long-term investments are held through various financial institutions. Marketable securities are mainly investments in liquid, high-grade investment securities. They are subject to minimal risk of changes in value and generally have an original maturity from three months to eighteen months from the date of purchase.

31. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT OBJECTIVES (CONT’D)

The Company is exposed to credit risk from its customers and continually monitors its customers’ credit. It establishes the provision for doubtful accounts based upon the credit risk applicable to each customer. In line with other pharmaceutical companies, the Company sells its products through a small number of wholesalers and retail pharmacy chains in addition to hospitals, pharmacies, physicians and other groups. For the year ended December 31, 2013, two customers of Paladin, a major wholesale distributor and a major retail chain, represented 24% and 11% of revenues, respectively (December 31, 2012: 24% and 11%). As at December 31, 2013, two customers of Paladin, represented in aggregate 13% of trade and other receivables (December 31, 2012: 17%). These above concentrations on the Company’s customers are considered normal for the Company and its industry.

The marketable securities balance, further discussed in Note 7, is invested within seven large Canadian and one large US financial institutions (December 31, 2012: four large Canadian and one large US financial institutions), comprised of one investment in a discount note (December 31, 2012: three), thirty-nine guaranteed investment certificate investments (December 31, 2012: forty-six), three investments in commercial paper (December 31, 2012: eight) and two investments in corporate bonds (December 31, 2012: one).

An additional source of credit risk for the Company arises from its strategic investments in third-parties with whom it has strategic commercial relationships. In connection with license arrangements with third parties, as at December 31, 2013, the Company has a net investment of $41,637 through secured debentures of which $31,908 is denominated in USD. In addition, the Company’s has a net investment of $10,935 representing loans to a joint venture. The Company continuously monitors the risks associated with these amounts.

FOREIGN EXCHANGE RISK

The Company, with the exception of Litha discussed separately below, principally operates within Canada in Canadian dollars, however, a portion of the Company’s revenues, expenses, and current assets and liabilities, are predominantly denominated in ZAR, United States dollars (“USD”) and €. This results in financial risk due to fluctuations in the value of the ZAR, USD and € relative to CAD. The Company has significant monetary assets and liabilities denominated in ZAR, USD and € that are required to be revalued in CAD at each period end.

With the exception of the forward contracts relating to Litha, further discussed in Note 15, the Company does not actively use derivative financial instruments to reduce its foreign exchange exposure and often relies on natural hedges to mitigate foreign currency risk. Fluctuations in foreign exchange rates could cause unanticipated fluctuations in the Company’s operating results, financial position or cash flows. The significant balances in foreign currencies are as follows:

	2013			2012
	USD	€	ZAR	USD	€	ZAR
Cash and cash equivalents	362	2,765	101,033	1,820	6,690	136,662
Trade and other receivables	1,468	7,134	179,652	272	1,182	169,256
Payables, accruals and provisions	(19,250)	(2,443)	(134,339)	(7,705)	(1,584)	(100,409)

These three currencies are the major currencies in which the Company’s financial instruments are denominated. The Company has considered movements in these currencies over the last three years and has concluded that a 10% movement in rates is a reasonable benchmark. Based on the aforementioned net exposure as at December 31, 2013 and assuming that all other variables remain constant, a 10% movement in the CAD/USD, CAD/€ and CAD/ZAR exchange rate would have an effect of $286 (December 31, 2012: $2,022) on net income and $436 (2011: $656) on other comprehensive income.

The Company’s investment in Litha is in ZAR and Litha’s functional currency is the ZAR while the Company’s functional and reporting currency is the CAD. Litha’s net assets as of December 31, 2013 amount to ZAR1,260,463 (2012 - ZAR1,232,727) and assuming that all other variables remain constant, a 10% movement in the CAD/ZAR exchange rate would have an effect of $12,768 (2012 - $14,448) on other comprehensive income of which $8,593 (2012 - $6,435) is attributable to the Company’s shareholders and $4,175 (2012 - $8,013) to non-controlling interests.

31. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT OBJECTIVES (CONT’D)

EQUITY PRICE RISK

Equity price risk arises from changes in market prices of the available-for-sale equity securities. The carrying values of investments subject to equity price risk are, in almost all instances, based on quoted market prices as of the balance sheet dates with an estimated fair value of $3,182 at December 31, 2013 (December 31, 2012: $628). The Company monitors its equity investments for impairment on a periodic basis. Market prices are subject to fluctuation and, consequently, the amount realized in the subsequent sale of an investment may significantly differ from the reported market value. Fluctuation in the market price of a security may result from perceived changes in the underlying economic characteristics of the investee, the relative price of alternative investments and general market conditions. Furthermore, amounts realized in the sale of a particular security may be affected by the relative quantity of the security being sold.

The Company manages the equity price risk through the use of strict investment policies approved by the Board of Directors. Reports on the equity portfolio are submitted to the Company’s Investment Committee on a regular basis. The Company’s Board of Directors reviews and approves all equity investment decisions.

A hypothetical 10% adverse change in the stock prices of the Company’s available-for-sale equity securities would result in an approximate $318 other comprehensive income (loss) (December 31, 2012: $63). The Company does not include in the analysis above investments which are subject to significant influence. The adverse change above does not reflect what could be considered the best or worst case scenarios. Indeed, results could be worse due both to the nature of equity markets and the concentrations existing in the Company’s equity investment portfolio, in particular where there is less liquidity available as in the case of the small capitalization companies included in the available-for-sale equity securities.

INTEREST RATE RISK

The Company is subject to interest rate risk on its cash, cash equivalents, marketable securities, bank overdraft and long term liabilities. Details regarding maturity dates and effective interest rates are described in Notes 6, 7 and 22. The Company does not believe that the results of operations or cash flows would be materially affected to any significant degree by a sudden change in market interest rates relative to interest rates on the investments, owing to the relatively short-term nature of the marketable securities and currently low market yields.

The Company has considered movements in the interest rates over the last three years and has concluded that a 2% movement in interest rates is a reasonable benchmark. The Company’s net exposure as at December 31, 2013 is $17,778 (2012 - $28,416), representing the balance of the bank overdraft and the long-term liabilities with variable interest rates. Assuming that all other variables remain constant, a 2% movement in the interest rates would have an effect of $356 (December 31, 2011: $568) on net income.

COLLATERAL

The Company, through its Litha subsidiary, has long-term liabilities with two parties to which the Company has provided security in the form of guarantees, cession of trade debtors, inventories and loans from a joint venture, cession and pledge of all the shares in Biovac and a notarial bond over property, plant and equipment in South Africa. In aggregate, as at December 31, 2013, the Company has provided collateral in the aggregate amount of $93,857 (2012 - $81,542).

32. COMMITMENTS

In the normal course of business, the Company secures development, sales, marketing and distribution rights to innovative drug products requiring royalties or product payments considered normal operating commitments and as such not included herein. Similarly, the Company has entered into various product agreements which include contractual obligations extending beyond the current year. These obligations due to their significance and/or being considered outside of the Company’s normal course of business are separately disclosed and are classified into three major categories: revenue based, milestone based, and purchase and services based commitments.

REVENUE BASED COMMITMENTS

The Company may have to pay up to $1,595 (2012 – $2,115) including US$1,500 (2012 – US$2,000) if it achieves specific sales volumes on specific products in the future, over a maximum of four years (2012 – five years).

MILESTONE BASED COMMITMENTS

The Company has also committed to fund certain research and development expenditures of third parties of $500 (2012 – $828) over the next year. In addition, certain additional payments may be required under these agreements if milestones are met, such as regulatory approval in Canada. Based on the outcome of these milestones, the Company may have to pay up to $2,795 (2012 – $2,901), including US$2,091 (2012 – US$2,461) and £125 (2012 – £125), over a maximum period of 15 years (2012 – 15 years).

PURCHASE AND SERVICE BASED COMMITMENTS

The Company is committed to making minimum purchases of inventory, and minimum expenditures for regulatory, selling and marketing services of $13,943 (2012 – $19,658), including US$3,308 (2012: US$1,750), €4,108 (2012 – €9,390), and ZAR7,635 (2012: ZAR13,965), to retain exclusive distribution agreements for certain products. These commitments end in 2019.

OPERATING LEASE COMMITMENTS

The Company has various non-cancellable operating lease agreements for office space, a manufacturing facility and certain Company vehicles as follows:

	2013 $	2012 $
Rental payments due within one year	562	1,021
Rental payments due between one and five years	975	411
Rental payments due after five years	—	—

	1,537	1,432

Lease and rental expense for the year ended December 31, 2013 were $897 (2012: $722), which is included in selling, general and administrative expenses in the consolidated statements of income.

OTHER CONTRACTUAL COMMITMENTS

In connection with the Arrangement Agreement, the Company is committed to making certain payments contingent upon the consummation of the Arrangement, and which therefore were not accrued for at December 31, 2013. This includes a $19,145 (US$18,000) remaining payment to the Company’s financial advisor, Credit Suisse, and $11,750 in compensation and other arrangements. In addition, the Company estimates that it will incur transaction-related and professional fees in the amount of approximately $7,000, of which $4,991 was expensed during the year ended December 31, 2013.

In addition, as a result of the accelerated vesting of all share-based payments with a positive in-the-money amount per share outstanding at the closing date of the Arrangement Agreement, the Company expects to record an additional share-based compensation expense of $3,008 during the three-month period ended March 31, 2014.

The Company is also committed to invest $4,000 in a secured debenture at the request of a third party with whom it has strategic commercial relationships. The commitment expires in 2016.

33. SUPPLEMENTAL DISCLOSURE FOR CONSOLIDATED STATEMENTS OF CASH FLOWS

Effect on cash flows of changes in working capital and other non-cash balances are as follows:

	2013 $	2012 $
(Increase) decrease in trade and other receivables	(3,653)	3,349
Increase in inventories	(10,611)	(4,834)
Increase (decrease) in payables, accruals and provisions	17,333	(7,607)
Decrease in deferred revenue	(1,032)	(630)
Increase (decrease) in income taxes payable	6,421	(1,535)
Other working capital non-cash balances	(1,456)	(315)

	7,002	(11,572)

34. PRODUCT PRICING REGULATION ON CERTAIN PATENTED DRUG PRODUCTS

Certain patented drug products within the Company’s portfolio of products are subject to product pricing regulation by the Patented Medicine Prices Review Board (PMPRB). The PMPRB’s objective is to ensure that prices of patented products in Canada are not excessive. For new patented products, the price in Canada is limited to either the cost of existing drugs sold in Canada or the median of prices for the same drug sold in other specified industrial countries. For existing patented products prices cannot increase by more than the Consumer Price Index. The PMPRB monitors compliance through a review of the average transaction price of each patented drug product as reported by the Company over a recurring six-month reporting period.

35. SUBSEQUENT EVENTS

On February 28, 2014, New Endo completed the acquisition of all the outstanding shares of the Company, as further discussed in Note 5, and the Company became a fully owned subsidiary of New Endo.

Registered Office

Paladin Labs Inc.

100 Blvd. Alexis Nihon, Suite 600

St-Laurent, QC, Canada, H4M 2P2

Tel. (514) 340-1112

www.paladinlabs.com